                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to
    Section 240.14a-12

                                CENVEO, INC.
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

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    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

--------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

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    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                              [CENVEO, INC. LOGO]

March 30, 2007

Dear Fellow Shareholders:

I would like to extend a personal invitation for you to join us at our Annual Meeting of Shareholders which will be held Thursday, May 3, 2007, at 12:00 p.m. EDT at the Four Seasons Hotel, 57 East 57th Street, New York City. We look forward to your attendance either in person or by proxy.

We are once again holding our annual meeting in New York for various reasons. First and foremost, given last year's large attendance, holding the meeting in New York will once again give us the opportunity to put on a full business presentation to our investor base, which is very concentrated within the city. Our senior management team will also be available to meet with investors after the meeting for additional Q&A. Lastly, it will also reduce travel expenses, and reduce the amount of time that our senior management team and I will need to be away from the business.

I am looking forward to this opportunity to share with you the progress that the Company has made as well as give you an update on our growth plans including our recent acquisitions of Printegra and Cadmus. As you all know, Cenveo made great strides in 2006, and I am excited to share with you our vision for the future.

Again, I am looking forward to discussing with you our results, our business plan for the future and the positive momentum that the Company has generated in 2006. I encourage all of our investors who can attend this meeting to join us in New York in May.

/s/ Robert G. Burton

Robert G. Burton
Chairman and Chief Executive Officer


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

                                                          Cenveo, Inc.
                                                          201 Broad Street
                                                          One Canterbury Green
                                                          Stamford, CT 06901
                                                          (203) 595-3000

              NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

To Our Shareholders:

      On May 3, 2007, Cenveo, Inc. will hold its 2007 annual meeting of shareholders at the Four Seasons Hotel, 57 East 57th Street, New York, New York. The meeting will begin at 12:00 noon Eastern Time.

      Shareholders who owned shares of our common stock at the close of business on March 23, 2007 may attend and vote at the meeting. We ask that all shareholders be present at the meeting in person or by proxy so that we have a quorum. At the meeting, you will be asked to:

   1. Elect seven directors for terms expiring at the 2008 annual meeting of shareholders;

   2. Ratify the selection of Deloitte & Touche LLP by the board's audit committee as our independent auditors for 2007;

   3.  Approve the Company's 2007 Long-Term Equity Incentive Plan; and

   4. Attend to any other business properly presented at the meeting or any adjournment thereof.

      We do not know of any other business that will come before the meeting. In order to vote without attending the meeting, you may sign and date the enclosed proxy card and return it in the postage prepaid envelope.

      A copy of our 2006 Annual Report is enclosed. This notice and proxy statement, the proxy card and the 2006 Annual Report are being mailed on or about March 30, 2007.

                                        By Order of the Board of Directors,

                                        /s/ Timothy M. Davis

                                        Timothy M. Davis
                                        Senior Vice President, General
                                        Counsel and Secretary

Stamford, Connecticut
March 30, 2007


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                       YOUR VOTE IS IMPORTANT TO CENVEO.
        Regardless of whether you plan to attend the meeting in person, we urge you to vote in favor of each of the proposals as soon as possible.

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                                --------------

                       PROXY STATEMENT TABLE OF CONTENTS

PROPOSALS TO BE VOTED ON.........................................          1

NOMINEES FOR THE BOARD OF DIRECTORS..............................          3

GOVERNANCE, BOARD COMMITTEES AND BOARD COMPENSATION..............          5

OWNERSHIP OF VOTING SECURITIES...................................          9

EXECUTIVE OFFICERS...............................................         10

COMPENSATION OF EXECUTIVE OFFICERS...............................         11

REPORT OF THE AUDIT COMMITTEE....................................         22

INDEPENDENT PUBLIC AUDITORS......................................         24

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS............         24

SUMMARY OF CENVEO, INC. 2007 LONG-TERM EQUITY INCENTIVE PLAN.....         25

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN..................         29

OTHER INFORMATION................................................         30

QUESTIONS AND ANSWERS............................................         30

CENVEO, INC. 2007 LONG-TERM EQUITY INCENTIVE PLAN................  EXHIBIT A

                               ----------------


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                        PROPOSALS TO BE VOTED ON

PROPOSAL 1--ELECTION OF DIRECTORS

Seven directors will be elected this year for terms expiring in 2008. The nominees for election are:

            Robert G. Burton, Sr.                 Robert T. Kittel
            Patrice M. Daniels                    Robert B. Obernier
            Leonard C. Green                      Thomas W. Oliva
            Mark J. Griffin

Each nominee is currently serving as a director of Cenveo. Each person elected as a director will serve until the 2008 annual meeting of shareholders or until such director's successor has been elected and qualified or such director's earlier resignation or removal.

Assuming a quorum is present, the seven nominees receiving the most affirmative votes at the meeting will be elected as directors. Consequently, any shares not voted at the meeting, whether by abstention or otherwise, will have no effect on the election of directors. If any of the nominees should unexpectedly decline or become unable to serve, the proxies we are soliciting may be voted for a substitute nominee, or the board may reduce the number of directors to be elected. Shareholders may not cumulate their votes when electing directors.

Brief biographies of the director nominees are included beginning on page
3. These biographies include their age, business experience and the names of publicly held and certain other corporations and organizations of which they are also directors. Each director nominee has served as a director of Cenveo since September 12, 2005.

THE BOARD RECOMMENDS A VOTE FOR ELECTION OF THESE SEVEN DIRECTOR NOMINEES.

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PROPOSAL 2--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our audit committee has selected the firm of Deloitte & Touche LLP ("Deloitte & Touche") as our independent auditors for 2007. Neither Cenveo's governing documents nor applicable law requires shareholder ratification of the appointment of our independent auditors. However, the audit committee has recommended, and the board of directors has determined, to submit the appointment of Deloitte & Touche to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain Deloitte & Touche. Even if the shareholders ratify the appointment, the audit committee has the discretion to change the independent auditors at any time.

On March 14, 2007, our audit committee dismissed our former auditors, Ernst & Young LLP ("Ernst & Young"). On March 15, 2007, the audit committee appointed Deloitte & Touche as our auditors for 2007. No accountant's report on the financial statements for the Company's fiscal years ended December 31, 2005 and 2006 and any interim period subsequent to December 31, 2006 through March 14, 2007 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. There were no "disagreements" (as such term is used in Item 304 (a)(1)(iv) of Regulation S-K) with Ernst & Young at any time during the periods described above regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. In addition, during the same periods, no "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) arose in the context of the Company's relationship with Ernst & Young.

During the periods described above prior to engaging Deloitte & Touche, the Company did not consult with Deloitte & Touche regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and Deloitte & Touche did not provide either a written report or oral advice to the Company that Deloitte & Touche concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

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

Additional information can be found on page 24. The selection of Deloitte & Touche as our independent auditors will be ratified if the votes in favor of ratification exceed the votes against. Abstensions will have no effect on this proposal.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF DELOITTE & TOUCHE AS OUR INDEPENDENT AUDITOR FOR 2007.

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PROPOSAL 3--APPROVAL OF CENVEO, INC. 2007 LONG-TERM EQUITY INCENTIVE PLAN

You are being asked to approve our 2007 Long-Term Equity Incentive Plan. The plan authorizes the issuance of 2,000,000 shares of our common stock, no more than 1,500,000 of which may be issued with respect to restricted stock, restricted stock units ("RSUs") or other stock-based awards. Any shares not used for these awards may be used for awards of stock options and stock appreciation rights. In addition, the plan authorizes cash performance awards. If shareholders approve the plan, we will be able to grant all or a portion of our annual bonuses for executive officers as performance awards under the plan that qualify for deductibility under
Section 162(m) of the Internal Revenue Code.

If the plan is approved, we will cease making awards under our prior equity plans, and any unused shares previously authorized under those plans will be rolled over into the 2007 plan.

The plan is summarized more fully beginning on page 25, and the full plan is attached to this proxy statement as Exhibit A.

The plan will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the proposal.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 2007 LONG-TERM EQUITY INCENTIVE PLAN.

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                   NOMINEES FOR THE BOARD OF DIRECTORS

The following nominees are currently serving as members of Cenveo's board of directors and are standing for re-election.

ROBERT G. BURTON, SR.

 [PHOTO] Mr. Burton, 67, has been Cenveo's Chairman and Chief Executive Officer since September 2005. In January 2003, he formed Burton Capital Management, LLC, a company that invests in middle market manufacturing companies, and has been its Chairman, Chief Executive Officer and sole managing member since its formation. From
                    December 2000 through December 2002, Mr. Burton was the Chairman, President and Chief Executive Officer of Moore Corporation Limited, a leading printing company with over $2.0 billion in revenue for fiscal year 2002. Preceding his employment at Moore, Mr.
Burton was Chairman, President, and Chief Executive Officer of Walter Industries, Inc., a diversified holding company. From April 1991 through October 1999, he was the Chairman, President and Chief Executive Officer of World Color Press, Inc., a leading commercial printing company. From
1981 through 1991, he held a series of senior executive positions at Capital Cities/ABC, including President of ABC Publishing. Mr. Burton was also employed for 10 years as a senior executive of SRA, the publishing division of IBM. Mr. Burton serves on our executive committee (Chair).

PATRICE M. DANIELS

 [PHOTO] Ms. Daniels, 46, has been a director of Cenveo since September 2005. She has been Senior Vice President-- Corporate Lending at GE Commercial Finance since June 2006. From November 2005 until June 2006, Ms. Daniels served as Chief Operating Officer of International Education Corporation, a private post-secondary education company. Since its founding in 2001, Ms. Daniels has been a Partner of Onyx Capital Ventures, L.P., a minority-owned private equity investment firm. She previously served as Managing Director, Corporate and Leveraged Finance for CIBC World Markets and Bankers
Trust Company, investment-banking firms. Ms. Daniels serves as board member and audit committee chair of real estate services firm CB Richard Ellis Group and on the advisory council of the University of Chicago
Graduate School of Business. Ms. Daniels holds a B.S. from the University of California, Berkeley and an M.B.A. from the University of Chicago
Graduate School of Business. Ms. Daniels serves on our audit committee, compensation committee (Chair), executive committee and nominating and governance committee (Chair).

LEONARD C. GREEN

 [PHOTO] Mr. Green, 70, has been a director of Cenveo since September 2005. He has been President of The Green Group, a financial services firm of CPAs, consultants and entrepreneurs, since 1976. Mr. Green is a Professor of Entrepreneurship at Babson College in Wellesley, Massachusetts. He is presently, and has served, on the board of directors of a number of private companies. Mr. Green serves on our compensation committee, audit committee (Chair) and executive committee.

MARK J. GRIFFIN

 [PHOTO] Dr. Griffin, 58, has been a director of Cenveo since September 2005. He is the founder of the Eagle Hill School, an independent private school in Greenwich, Connecticut, and has been its headmaster since 1975. Since 1991, Dr. Griffin has served on the board of directors of the National Center for Learning Disabilities, and he has been a member of its Executive Committee since
                    2003. Dr. Griffin has also been on the board of the Learning Disabilities Association of America since
                    1993. Dr. Griffin served on the board of directors of World Color Press, Inc. from October 1996 to 1999, where he was a member of the audit and compensation committees. Dr. Griffin serves on our audit committee, compensation committee and nominating and governance committee.

ROBERT T. KITTEL

 [PHOTO] Mr. Kittel, 35, has been a director of Cenveo since September 2005. He has been a Partner of Goodwood Inc., an investment management firm, since June 2003, and with Goodwood since June 2002. From June 2000 until February 2002, he was a Vice President at Silvercreek Management Inc., an investment management firm. From May 1997 until May 2000, Mr. Kittel was employed by Cadillac Fairview Corporation, a commercial real estate development company. Mr. Kittel is a Chartered Accountant and Chartered Financial Analyst. Mr.
                    Kittel serves on our audit committee, executive committee and nominating and governance committee.

ROBERT B. OBERNIER

 [PHOTO] Mr. Obernier, 69, has been a director of Cenveo since September 2005. He has served as the Chairman and Chief Executive Officer of Horizon Paper Company, Inc., a paper supply company, since 1991. Mr. Obernier is Chairman of the Norwalk Hospital Foundation and a Trustee of Norwalk Hospital in Norwalk, Connecticut. Mr. Obernier also serves on the audit committee of the board of the Juvenile Diabetes Research
                    Foundation as a volunteer. Mr. Obernier serves on our audit committee, compensation committee and executive committee.

THOMAS W. OLIVA

 [PHOTO] Mr. Oliva, 49, has been a director of Cenveo since September 2005 and has served as Cenveo's President since January 2006. He served as President of Cenveo's Envelopes, Forms and Labels segment from September 2005 until January 2006. From December 2002 until January 2004,
                    Mr. Oliva was the President and Chief Operating
                    Officer of Moore Wallace Inc., a commercial printing company. From December 2000 until December 2002, he was the Group President of the Forms and Labels
                    Division of Moore Corporation Limited (Moore acquired Wallace Computer Services, Inc. and changed its name to Moore Wallace Inc. during 2003). From June 2002 until December 2002, he was also the Group President of the Outsourcing Division of Moore.
From 1998 until 2000, Mr. Oliva was the Group President for the Gravure
Catalog and Magazine Division of World Color Press, which became Quebecor
World following its acquisition by Quebecor Printing in 1999. Between
1979 and 1998, Mr. Oliva served in a number of sales and management positions at R.R. Donnelley & Sons Company, Quebecor Printing Inc. and
World Color Press.

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

           GOVERNANCE, BOARD COMMITTEES AND BOARD COMPENSATION

NOMINATION OF DIRECTORS

The current term of office of all of our directors expires at the annual meeting of shareholders. The nominating and governance committee has nominated all seven of our current directors for re-election.

Our nominating and governance committee identifies and selects, or recommends to the full board for its consideration, the director nominees for each annual meeting of shareholders using the criteria set forth in our corporate governance guidelines. Our guidelines provide that all directors must have such education, training, experience, skills and expertise as will allow them to perform the duties of a director. The committee has not established any specific minimum qualification standards for board nominees. However, the committee may identify certain skills or attributes as being particularly desirable for specific director nominees in order to complement the existing board composition. To date, the committee has identified and evaluated nominees for directors based on several factors, including:

    * referrals from our management, existing directors and advisors,
    * business and industry experience,
    * education,
    * diversity,
    * leadership abilities,
    * professional reputation and affiliation, and
    * personal interviews.

We do not currently pay any fee to a third party to identify or evaluate potential director nominees, although we may in the future retain search firms to assist in finding qualified candidates.

The committee currently has no policy in place regarding the consideration of director candidates recommended by shareholders. Instead, it considers nominees identified in the manner described above. We believe that our nominating and governance committee, consisting entirely of independent directors, can successfully identify appropriate candidates for our board. Shareholders of record are entitled to nominate director candidates in the manner provided in Cenveo's bylaws. These requirements are summarized in the Questions and Answers section of this proxy statement, which begins on page 30.

CORPORATE GOVERNANCE

Our board and management are committed to diligently exercising their oversight responsibilities throughout Cenveo and managing Cenveo's affairs consistent with the highest principles of business ethics. We have adopted a code of business conduct and ethics that applies to all employees, including our senior officers. We continue to review our corporate governance policies and practices to ensure compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The board has determined that:

    * all of our current directors, except for Mr. Burton and Mr. Oliva, qualify as independent directors as defined by the rules of the New York Stock Exchange and our corporate governance guidelines, and
    * Mr. Green qualifies as an audit committee financial expert under the rules of the Securities and Exchange Commission.

You can view the following documents on our website at www.cenveo.com under "Investors--Governance," or receive copies by writing to our corporate secretary at Cenveo, Inc., 201 Broad Street, One Canterbury Green, Stamford, CT 06901:

    * the current committee charters for our nominating and governance committee, our audit committee and our compensation committee,
    * our corporate governance guidelines, and
    * our code of business conduct and ethics.

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DIRECTOR INDEPENDENCE

We believe that independent directors play a critical role in governing Cenveo, and we are committed to ensuring that a majority of our directors are independent. Currently five of our seven directors satisfy the independence requirements of the New York Stock Exchange's listing standards and the "standards of independence" required by our corporate governance guidelines. Messrs. Burton and Oliva are not considered independent because of their positions with Cenveo. Our corporate governance guidelines can be accessed on our website at www.cenveo.com under "Investors--Governance."

In addition to the board's determination that five of the seven nominees for election meet the foregoing independence standards, the board has also determined that each member of our audit committee, our nominating and governance committee and our compensation committee is independent under these standards. These determinations were made after reviewing all relevant transactions and relationships between each director and any of his or her family members, on one hand, and Cenveo, our senior management and our independent auditor, on the other hand.

BOARD PROCEDURES AND COMMITTEES

Our full board of directors considers all major decisions. However, we have established an audit committee, a compensation committee, a nominating and governance committee and an executive committee so that some matters can be addressed in more depth than may be possible in a full board meeting and (except for the executive committee) so that certain matters may be considered, recommended or approved solely by independent directors.

NOMINATING AND GOVERNANCE COMMITTEE. The current members of the nominating and governance committee are Ms. Daniels (Chair), Dr. Griffin and Mr. Kittel. This committee:

    * identifies candidates for open director positions,
    * selects, or recommends that our board select, the director nominees for each annual shareholders meeting,
    * oversees the evaluation of our board's effectiveness, and
    * develops and recommends to our board our corporate governance principles.

The nominating and governance committee met one time during 2006.

AUDIT COMMITTEE. The current members of our audit committee are Mr. Green (Chair), Ms. Daniels, Dr. Griffin, Mr. Kittel and Mr. Obernier. The board has determined that each member of the committee is financially literate under the New York Stock Exchange's listing standards and is independent under special standards established by the Securities and Exchange Commission for audit committee members. The board has also determined that Mr. Green is an audit committee financial expert under the rules of the Securities and Exchange Commission. A description of each committee member's qualifications and business experience is found in the biographies beginning on page 3. Our audit committee:

    * monitors the integrity of our financial statements, including our financial reporting process,
    * monitors our systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements,
    * monitors the independence and performance of our independent auditor,
    * monitors the performance of our internal audit function and our financial executives,
    * reviews our annual and quarterly financial statements and earnings press releases, and
    * annually retains our independent auditor and approves the terms and scope of the work to be performed.

The audit committee met five times during 2006. For more information on the audit committee, see the report of the audit committee beginning on page 22.

COMPENSATION COMMITTEE. The current members of our compensation committee are Ms. Daniels (Chair), Mr. Green, Dr. Griffin and Mr. Obernier. This committee:

    * oversees the design, development and implementation of our executive compensation programs,
    * evaluates the performance of the CEO and determines CEO compensation,
    * reviews matters relating to management advancement and succession, and

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

    * reviews and approves the compensation for our officers and directors, including incentive compensation plans and equity-based plans.

The compensation committee held four meetings during 2006.

EXECUTIVE COMMITTEE. The current members of our executive committee are Mr. Burton (Chair), Ms. Daniels, Mr. Green, Mr. Kittel and Mr. Obernier. The executive committee exercises the full powers of the board in intervals between meetings of the board. This committee did not meet during 2006.

SPECIAL COMMITTEE TO REVIEW THE CENVEO, INC. RIGHTS AGREEMENT. In 2006, a special committee of independent directors was constituted to review the Company's Rights Agreement (sometimes called a "poison pill") that had been adopted by the Company's former directors (who were subsequently replaced in the proxy contest that resulted in their resignation on September 12, 2005). The members of the special committee were Dr. Griffin (Chair), Mr. Green and Mr. Obernier. The special committee held two meetings. At the July 27, 2006 meeting of the full board of
              -------------------------------------------------
directors, the committee presented its recommendation, and the full board
-------------------------------------------------------------------------
voted, to terminate the Rights Agreement effective August 7, 2006. As its
------------------------------------------------------------------
mandate had been completed, the special committee was dissolved at the board meeting on July 27, 2006.

BOARD MEETINGS AND ATTENDANCE

The full board of directors met eight times during 2006. Each incumbent director attended at least 75% of our board meetings and the meetings of the board committees on which he or she served. We strongly encourage each director to attend our annual shareholders' meeting. All seven of our directors attended our 2006 annual meeting of shareholders.

All non-management directors meet in executive session at each regular board meeting. During 2006, these executive sessions were chaired by the non-management director then serving as lead director. During 2006, our non-management directors served as lead directors on a rotating basis each quarter.

BOARD COMPENSATION

OVERVIEW

Directors who are employees of Cenveo do not receive compensation for their service on the board. Our non-employee directors receive a combination of cash and equity compensation. The cash component is intended to compensate our outside directors for their expertise, time and effort. The equity component is intended to align our directors' interests with those of our shareholders and to allow our directors to benefit from increases in our stock price that occur during their term. In addition, our equity grants contain deferred vesting requirements in order to provide an incentive for directors to remain with the Company for an extended period of time. Accordingly, more than half of the value our directors' compensation is in the form of equity grants.

In addition, in 2007, we amended our employee stock purchase plan to enable non-employee directors to purchase Cenveo stock, at market prices with no discount but commission-free, through deductions from their cash retainer and fees. Directors can purchase up to $30,000 of stock per calendar quarter.

CASH COMPENSATION TO BOARD MEMBERS

Each of our non-employee directors receives an annual retainer of $20,000. They also receive $1,500 for each board meeting attended in person and $1,200 for each board meeting attended by telephone. Members of our board committees receive $1,200 for each board committee meeting attended in person and $1,000 for each board committee meeting attended by telephone. In addition, the chair of the audit committee receives $10,000 annually, the chair of the compensation committee receives $7,500 annually and the chair of the nominating and governance committee receives $5,000 annually.

EQUITY COMPENSATION TO BOARD MEMBERS

On September 12, 2006, the same date of our 2006 equity grants to Company employees, each of our non-employee directors received a grant of options to purchase 5,000 shares of common stock at $20.55 per share, the closing price of

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

our common stock on the date of the grant. These options vest one year from the date of issuance, provided the director has not ceased to be a director of the Company for any reason prior to the vesting date. The options vest immediately upon a change of control of the Company.

On the same date, each of our non-employee directors received 4,230 restricted stock units (RSUs). These RSUs vest one year from the date of issuance, provided the director has not ceased to be a director of the Company for any reason prior to the vesting date. Each RSU entitles the holder to receive one share of our common stock on the vesting date. Prior to vesting, RSUs do not carry any shareholder voting, dividend or other rights. RSUs that do not vest are forfeited. The RSUs vest immediately upon a change of control of the Company.

OTHER

Board members are reimbursed for expenses incurred in connection with their attendance at board meetings and in complying with our corporate governance policies. Cenveo also provides directors' and officers' liability insurance and indemnity agreements for our directors. No other compensation is provided to our directors.

NON-MANAGEMENT DIRECTORS' COMPENSATION FOR FISCAL 2006

The following table shows the cash compensation and value of equity compensation received by each of our non-employee directors.

-------------------------------------------------------------------------------------------------------------------
                                                                              NON-EQUITY
                           FEES EARNED OR                                   INCENTIVE PLAN    ALL OTHER
                            PAID IN CASH    STOCK AWARDS    OPTION AWARDS    COMPENSATION   COMPENSATION   TOTAL
           NAME                ($)(1)         ($)(2)           ($)(3)            ($)           ($)(4)       ($)
-------------------------------------------------------------------------------------------------------------------
 Patrice M. Daniels            $43,600         $64,925         $46,056            --             --       $154,581
 Leonard C. Green              $41,000         $64,925         $46,056            --             --       $151,981
 Mark J. Griffin               $44,600         $64,925         $46,056            --             --       $155,581
 Robert T. Kittel              $33,200         $64,925         $46,056            --             --       $144,181
 Robert B. Obernier            $40,000         $64,925         $46,056            --             --       $150,981
-------------------------------------------------------------------------------------------------------------------

(1) This column reports the amount of cash compensation earned in 2006 for Board and committee service, including retainer and meeting fees.
(2) This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of RSUs granted in 2006 and 2005, in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123(R) ("SFAS 123R"). The grant date fair value of the award of 4,230 RSUs granted to each non-management director during 2006 was $86,926.50 (calculated using the closing price of Cenveo stock on the grant date of $20.55). These awards were granted on September 12, 2006 and are scheduled to vest on the first anniversary of the date of grant. At December 31, 2006, each non-management director had 4,230 unvested RSUs outstanding.
(3) This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted in 2006 and 2005, in accordance with SFAS 123R. The fair value was estimated using the Black-Scholes option-pricing model. The fair value per option was $10.72, based on assumptions of 1.0 years expected life, expected volatility of 0.512%, expected dividend yield of 0.00%, and a risk-free interest rate of 4.74%. At December 31, 2006, each director had 5,000 vested options and 5,000 unvested options outstanding.
(4) None of our non-management directors received any perquisites or compensation in 2006 other than cash fees and equity awards.

                     OWNERSHIP OF VOTING SECURITIES

This chart shows the common stock ownership for each director and director nominee, the executive officers named on page 10 (the "named executives"), and owners of more than five percent of our outstanding common stock as of March 12, 2007. Each stockholder has direct ownership and sole voting and investment power for the shares listed unless otherwise noted. Unless otherwise specified, the address for each stockholder named below is c/o Cenveo, Inc., 201 Broad Street, One Canterbury Green, Stamford, CT 06901.

--------------------------------------------------------------------------------------------------------------
                                                             AMOUNT & NATURE OF         PERCENTAGE OF COMMON
                 BENEFICIAL OWNERS                       SHARES BENEFICIALLY OWNED        STOCK OUTSTANDING
--------------------------------------------------------------------------------------------------------------
 Robert G. Burton, Sr.                                         3,468,356  (a)                    6.5%
 Thomas W. Oliva                                                 408,899  (b)                      *
 Sean S. Sullivan                                                 69,319  (c)                      *
 Harry R. Vinson                                                  41,981  (d)                      *
 Timothy M. Davis                                                 19,837  (e)                      *
 Patrice M. Daniels                                               18,820  (f)                      *
 Leonard C. Green                                                735,000  (g)                    1.4%
 Mark J. Griffin                                                  15,220  (h)                      *
 Robert T. Kittel                                                 18,820  (i)                      *
 Robert B. Obernier                                               28,920  (j)                      *
 All directors and executive officers as a group               4,825,171                         9.0%
 Ronald Gutfleish                                              4,151,689  (k)                    7.8%
 FMR Corp.                                                     6,405,328  (l)                   12.0%
--------------------------------------------------------------------------------------------------------------

  *     Less than 1%.
 (a) For Mr. Burton: includes (i) 412,501 shares owned by Mr. Burton; (ii) 2,780,855 shares owned by Burton Capital Management, LLC (Mr. Burton is the Chairman, CEO and Managing Member of BCM, which was formed to invest in middle market manufacturing companies that provide an opportunity for increased shareholder value through intense management and operational changes and organic and acquisitive growth);
        (iii) 125,000 stock options that are vested and exercisable; and (iv) 150,000 shares of unvested restricted stock. Does not include 225,000 shares underlying unvested restricted share unit awards or 575,000 shares issuable upon exercise of unvested stock options.
 (b) For Mr. Oliva: includes (i) 365,149 shares owned by Mr. Oliva; and (ii) 43,750 stock options that are vested and exercisable. Does not include 65,000 shares underlying unvested restricted share unit awards or 256,250 shares issuable upon exercise of unvested stock options.
 (c) For Mr. Sullivan: includes (i) 31,819 shares owned by Mr. Sullivan; and (ii) 37,500 stock options that are vested and exercisable. Does not include 40,000 shares underlying unvested restricted share unit awards or 187,500 shares issuable upon exercise of unvested stock options.
 (d) For Mr. Vinson: includes (i) 16,981 shares owned by Mr. Vinson; and (ii) 25,000 stock options that are vested and exercisable. Does not include 34,000 shares underlying unvested restricted share unit awards or 140,000 shares issuable upon exercise of unvested stock options.
 (e) For Mr. Davis: includes (i) 10,087 shares owned by Mr. Davis; (ii) 1,000 shares owned by his spouse; and (iii) 8,750 stock options that are vested and exercisable. Does not include 20,000 shares underlying unvested restricted share unit awards or 91,250 shares issuable upon exercise of unvested stock options.
 (f) For Ms. Daniels: includes (i) 13,820 shares owned by Ms. Daniels; and (ii) 5,000 stock options that are vested and exercisable. Does not include 4,230 shares underlying unvested restricted share unit awards or 5,000 shares issuable upon exercise of unvested stock options.
 (g) For Mr. Green: includes (i) 584,120 shares owned by Mr. Green; (ii) 5,000 stock options that are vested and exercisable; (iii) 27,780 shares owned by his spouse; (iv) 52,100 shares owned by Dalled, Inc.; (v) 18,700 shares owned by Jobel Management Corp.; (vi) 11,200 shares owned by Market Investments, LP; (vii) 9,900 shares owned by Southern States Investment Co., Inc.; (viii) 700 shares owned by Altman Trust-Green Realty Associates; (ix) 11,000 shares owned by Canal Corporation; and (x) 14,500 shares owned by Founder, Inc. Mr. Green disclaims beneficial ownership of the foregoing shares except to the extent of his pecuniary interest

                                  -9 -



        therein. Includes 299,880 shares held in a margin account. Does not include 4,230 shares underlying unvested restricted share unit awards or 5,000 shares issuable upon exercise of unvested stock options.
 (h) For Dr. Griffin: includes (i) 10,220 shares owned by Dr. Griffin; and (ii) 5,000 stock options that are vested and exercisable. Does not include 4,230 shares underlying unvested restricted share unit awards or 5,000 shares issuable upon exercise of unvested stock options.
 (i) For Mr. Kittel: includes (i) 8,820 shares owned by Mr. Kittel; (ii) 5,000 shares owned by his spouse; and (iii) 5,000 stock options that are vested and exercisable. Does not include 4,230 shares underlying unvested restricted share unit awards or 5,000 shares issuable upon exercise of unvested stock options.
 (j) For Mr. Obernier: includes (i) 23,920 shares owned by Mr. Obernier; and (ii) 5,000 stock options that are vested and exercisable. Does not include 4,230 shares underlying unvested restricted share unit awards or 5,000 shares issuable upon exercise of unvested stock options.
 (k) The address for Mr. Gutfleish is c/o Elm Ridge Capital Management, LLC, 3 West Main Street, 3rd Floor, Irvington, New York 10533. Mr. Gutfleish is the managing member of two limited liability companies that each manages one or more private investment funds that own our common stock. The foregoing information is based solely on the Schedule 13G/A filed by Mr. Gutfleish with the SEC on February 13, 2007.
 (l) The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02105. Fidelity Management & Research Company is a registered investment adviser and a wholly owned subsidiary of FMR Corp. and is the beneficial owner of 5,738,928 shares. Edward C. Johnson, III is the Chairman of FMR Corp. As such, he may be deemed to be the beneficial owner of the 5,738,928 shares beneficially owned by Fidelity Management & Research Company. Fidelity International Limited, or FIL, provides investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors, and is the beneficial owner of 666,400 shares. Edward C. Johnson, III is the Chairman of FIL. As such, he may be deemed to be the beneficial owner of the 666,400 shares beneficially owned by FIL. The foregoing information is based solely on the Schedule 13G/A filed by FMR Corp. and Mr. Johnson with the SEC on February 14, 2007.

                           EXECUTIVE OFFICERS

Please refer to pages 3 and 4 for the biographies of Mr. Burton, our Chairman and Chief Executive Officer, and Mr. Oliva, our President.

SEAN S. SULLIVAN
Mr. Sullivan, 39, has served as Cenveo's Chief Financial Officer since September 2005. He served as the Executive Vice President--Chief Financial Officer of Spencer Press, Inc., a privately held printer that produced catalogs, direct mail and general commercial print products, from October 2004 until September 2005. Prior to that, he served as the Executive Vice President of BCM from May 2003 to September 2004. Prior to May 2003, Mr. Sullivan served as the Senior Vice President, Finance and Corporate Development for Moore Corporation Limited from August 2001 to June 2002. Prior to that, Mr. Sullivan served as the Vice President of Mergers and Acquisitions for Engage, Inc., an enterprise marketing software and interactive media company. Mr. Sullivan began his career at Ernst & Young and held various positions in the audit and M&A groups from 1989 through 1998. Mr. Sullivan is a certified public accountant.

HARRY R. VINSON
Mr. Vinson, 46, has served as Cenveo's Senior Vice President, Purchasing and Logistics since September 2005. From October 2003 until September 2005 he was the General Manager of Central Region Sheetfed Operations of MAN Roland, a printing press manufacturer. From February 2002 until July 2003, Mr. Vinson served as Senior Vice President and General Manager of the Publication and Directory Group at Moore Wallace (formerly Moore Corporation Limited). From February 1990 until February 2002 he served in various senior sales positions at Quebecor World (formerly World Color Press).

TIMOTHY M. DAVIS
Mr. Davis, 52, has served as Cenveo's Senior Vice President, General Counsel and Secretary since November 2005. From July 1989 until he joined the Company, he was Senior Vice President, General Counsel and Secretary of American Color Graphics, Inc., a commercial printing company.

                   COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

The goal of our executive compensation program is the same as our goal for operating the company--to create long-term value for our shareholders. Toward this goal, we have designed and implemented our compensation programs with the following objectives:

    * PAY FOR PERFORMANCE - All Or Nothing Bonuses
    * establish a direct relationship between executive compensation and our financial and operating performance;
    * provide performance-based compensation (including equity awards) that allow executive officers to earn rewards for maximizing shareholder value;
    * align the interests of our executives with those of our shareholders;
    * attract and retain the executives necessary for our long-term success; and
    * reward individual initiative and the achievement of specified goals.

Most of our compensation elements simultaneously fulfill one or more of these objectives. The primary elements of our compensation program are salary, annual incentive bonus, and equity. We also offer an employee stock purchase plan, a 401(k) plan, severance protection, and certain personal benefits. In deciding the type and amount of compensation for each executive, we consider the Company's performance, the individual executive's performance, compensation levels and equity awards by our peers, the overall competitive environment for executives, the level of compensation necessary to retain executive talent, our executives' compensation at their prior employment, and the recommendations of senior management.

Base salary is designed to be commensurate with the executive's scope of responsibilities and management experience. Our annual bonus plan, Management By Objectives, is designed to reward annual achievements and effectiveness. Our equity compensation focuses on motivating and challenging the executive to achieve superior, longer-term and sustained results. It is our intent that more than one-half of the compensation packages for our most senior executive officers, including the named executive officers, be incentive-based. No bonus dollars are paid unless
                                        --------------------------------
all financial objectives are achieved.
-------------------------------------

COMPENSATION OBJECTIVES

The objectives of our compensation program can be summarized as performance, alignment, and retention. Our compensation program is designed to achieve these goals as follows.

PERFORMANCE. Elements of compensation that depend upon the executive's and the Company's performance include:

    * Bonus: Our annual cash bonus is based solely on achievement by the Company and the executive of pre-determined measures such as non-GAAP EPS and Adjusted EBITDA (as defined on page 16) that have been communicated to our investors. These dollars are paid on an all or nothing basis, such that no bonus is paid unless the financial targets are met.
    * Equity Awards: Equity incentive compensation in the form of stock options, restricted stock and restricted stock units (RSUs) will have a value that is contingent upon the performance of the Company's share price. In addition, no equity awards will be issued unless we are on track to achieve our financial goals.

ALIGNMENT. We seek to align the interests of our executive officers with those of our investors by evaluating executive performance on the basis of key financial measurements that we believe closely correlate to shareholder value, including non-GAAP EPS, and Adjusted EBITDA. These factors represent a major component of the goals used to determine annual bonuses. The element of compensation that most directly aligns the interests of our executive officers with shareholders is equity incentive compensation, which links a significant portion of compensation to shareholder value because the total value of those awards over time corresponds to stock price appreciation. Such alignment is also facilitated by our employee stock purchase plan, which allows all of our employees and directors to purchase shares of the Company's stock at market prices, but without paying brokerage commissions, by means of deductions from pay, and by our 401(k) plan, pursuant to which employees may purchase shares of the Company's stock on a pre-tax basis. We do not have a 401(k) match, except as required under existing collective bargaining agreements.

RETENTION. We attempt to retain our executives who meet our performance standards by providing competitive compensation packages and by having equity compensation awards vest over a four-year period. We also retain our executives by rewarding exceptional performance with advancement opportunities within the Company. Over 50 of our senior managers have worked with Mr. Burton in other printing company turn-arounds.

IMPLEMENTING OUR OBJECTIVES

DETERMINING COMPENSATION. The Compensation Committee (the "Committee") relies on its judgment in making compensation decisions, after reviewing the performance of the Company and the recommendations of management and evaluating an executive's performance during the year against established goals, operational performance, business responsibilities, current compensation arrangements and long-term potential to enhance shareholder value. Specific factors affecting compensation decisions for our executive officers, in accordance with the executive's expected and accomplished role in each, include:

    * key financial measurements such as non-GAAP EPS, Adjusted EBITDA and cost savings plans, which are the measures specifically used in our executive incentive bonus program;
    * strategic objectives such as acquisitions and dispositions;
    * promoting commercial excellence by continuously improving products and services, being a leading market player and attracting and retaining customers;
    * achieving specific operational goals for the company or particular business or business unit led by the named executive;
    * achieving excellence in their organizational structure and among their employees; and
    * supporting our values by promoting a culture of integrity through compliance with law and our ethics policies, as well as commitment to diversity.

Although our compensation philosophy intends that more than one-half of the compensation packages for our most senior executive officers be incentive-based, we incorporate flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment. We consider competitive market compensation paid by other companies, but we do not attempt to maintain a certain target percentile within a peer group or otherwise rely on that data to determine executive compensation. In this regard, we consider the executive compensation packages available at certain peers identified by us. The companies we use to define the market for executive compensation purposes include a broad range of printing and publishing companies similar in revenue size to Cenveo, as well as certain other printing companies that are our direct competitors. In addition, comparative market compensation data are collected from general industry compensation surveys.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control our compensation decisions; we use it as another tool to assess an executive's total pay opportunities and whether we have provided the appropriate incentives to accomplish our compensation objectives. The magnitude and mix of compensation elements are designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards. We also seek to balance compensation elements that are based on financial, operational and strategic metrics with others that are based on the performance of the Company's stock.

ROLE OF COMPENSATION COMMITTEE AND CEO. The Committee oversees the design, development and implementation of the compensation program for the CEO and the other named executives. The Committee evaluates the performance of the CEO and determines CEO compensation in light of the goals and objectives of the compensation program. Although the Committee makes all compensation decisions regarding the named executive officers and approves the measurements relating to bonus payments and equity awards, the Committee relies in part on the recommendations of the CEO in its decision-making. The CEO receives and reviews formal self-appraisals and departmental personnel appraisals from department heads and submits them with his comments to the Committee for decision-making. The
                                                             ---
financial goals for participants in the executive bonus program are the
-----------------------------------------------------------------------
same as the financial targets for the Company publicly announced to the
-----------------------------------------------------------------------
market by our CEO in our year-end earnings calls. These targets are
------------------------------------------------
approved by our full Board of Directors. The CEO also, in conjunction with senior Human Resource executives, annually reviews the performance of each of the executives participating in the executive bonus program, the results of which also are submitted to the Committee. Notwithstanding the CEO's active role in the Committee's compensation process, the Committee evaluates all information and recommendations submitted to it and independently makes its compensation determinations.

ROLE OF COMPENSATION CONSULTANT. Neither the Company nor the Committee has formally used the services of any compensation consultant in matters affecting senior executive or director compensation.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS. Our CEO has an employment agreement that, as amended in November 2006, provides for his employment by Cenveo through December 31, 2010, subject to automatic one-year renewals absent notice of non-renewal by either party at least 90 days before the end of the term. The employment agreement, as amended, also provides for an annual base salary of at least $1,000,001 and a target bonus opportunity of 300% of base salary to be earned on an "all or nothing" basis, so that our CEO will not be entitled to any bonus unless all the target goals are satisfied, and certain personal benefits. Our other named executives have employment agreements that provide for severance in the event the Company terminates their employment without cause or they terminate their employment for good reason. If the Company terminates a named executive's employment "without cause," or if the named executive terminates his employment for "good reason," each as defined in the agreement, the executive's severance would include a lump sum severance payment, COBRA coverage for a specified period and immediate vesting of all outstanding stock options and other equity grants, each in the amounts specified under "Employment Agreements" on page 21.

We believe that providing this level of financial security is a key factor in enabling us to attract and retain high-performing executives, and also serves as protection to the Company upon termination of the named executives' employment with the Company. The employment agreements each contain non-competition and non-solicitation agreements on the part of the executives that match or exceed the time period for which severance is paid.

STOCK OWNERSHIP REQUIREMENTS. In order to ensure that the Company's managers have a stake in the success of the Company, and to further align management with the Company's other shareholders, the Company has instituted a policy requiring that named executive officers and other senior management of the Company own specified values of the Company's stock. The levels are calculated as a multiple of the manager's base salary, and managers are given five years to reach their ownership levels. The levels are as follows: Chairman and CEO - five times base salary; President, Executive Vice Presidents and Senior Vice Presidents - three times base salary; and Vice Presidents - two times base salary.

Our CEO has purchased 3,118,356 shares of the Company's stock as of the date of this proxy statement, all at market prices. In 2006 alone, he invested over $3,400,000 in the Company's stock. In 2007 to date, our CEO has invested over an additional $1,360,000 into the Company by purchasing stock. Our other named executive officers have also invested in substantial amounts of the Company's stock. For their current stock ownership, see Ownership of Voting Securities on page 9.

EQUITY GRANT PRACTICES. The exercise price of each stock option awarded to our senior executives and other employees under our long-term incentive plan is the closing price of the Company's stock on the date of grant. We do not expect to make grants more than once in any year, and expect that they will be made on the same day of every year - September 12, the anniversary of the date the current management assumed control of Cenveo. We do not re-price stock options.

TAX DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company's CEO or any of certain other executive officers. This limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualifying performance-based" compensation (i.e., compensation paid only if the individual's performance meets pre-established objective goals based on performance criteria approved by shareholders). We consider ways to maximize deductibility of executive compensation, but the compensation committee retains the flexibility to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent regardless of the ultimate deductibility of such compensation. Our current long-term equity incentive plan and the new long-term equity incentive plan that shareholders are being asked to approve at this year's annual meeting are structured to give the compensation committee the flexibility to grant awards that qualify as performance based under Section 162(m) as well as awards that do not qualify.

ELEMENTS USED TO ACHIEVE COMPENSATION OBJECTIVES

ANNUAL CASH COMPENSATION

BASE SALARY. The Committee periodically reviews the base salary of the Chief Executive Officer and his direct reports. The Committee considers various factors in assessing specific salaries, including the executive's historical performance and future potential, job content, level of responsibility, comparisons with peers within and outside the Company, salary before joining Cenveo, and accountability. Base salaries for senior officers of the Company, including the named executive officers, are not routinely increased, which is consistent with the Company's philosophy that a significant part of executives' compensation should be contingent on the achievement of performance objectives.

ANNUAL INCENTIVE BONUS - MANAGEMENT BY OBJECTIVES. Potential payout amounts (expressed as a percentage of salary) under our Management by Objectives (MBO) bonus plan are established by the Committee early in the fiscal year, after assessing recommendations of management and considering the factors used to determine base salary. At that time, the Committee also approves the use of the Company-based financial goals that apply to all of the named executives, as well as specific qualitative and quantitative goals within each executive's area of responsibility. At the end of each year, the CEO reviews the Company's full-year financial results against the financial and other goals set by the Committee for the year. No bonus is paid unless the Company-based financial goals are
          -------------------------------------------------------------
satisfied. The CEO recommends to the Committee the specific bonus payout
---------
for each of the named executives other than himself based on the levels of achievement of the criteria established by the Committee. The Committee has the discretion to increase or decrease the bonus from the CEO's recommendation.

The salaries and annual incentive bonuses paid to the named executive officers in 2006 are discussed below and shown in the Summary
Compensation Table on page 17.

EQUITY AWARDS

STOCK OPTIONS, RESTRICTED STOCK AND RSUS. To further align the interests of management with the interests of shareholders, our executive compensation package includes stock option grants, restricted stock and RSU awards. No stock awards will be made unless we are on track to achieve our annual non-GAAP EPS and Adjusted EBITDA targets.

Options have a per share exercise price of 100% of the fair market value of a share of our common stock on the date of grant and, accordingly, the value of the option is dependent on the future market performance of the common stock. The number of shares of common stock subject to options granted to our executive officers is generally based on the salary, responsibilities and performance of each officer. In addition, the compensation committee reviews the number and value of options granted by selected peer companies in making option grants to our executive officers.

Restricted shares are shares of common stock that are subject to forfeiture. The shares vest on the basis of performance and/or continued employment as determined in advance by the Committee. The shares generally are forfeited by participants if they leave Cenveo before the shares have vested. A participant who has received a grant of restricted shares will receive dividends and the right to vote those shares. Restricted shares may not be transferred, encumbered or disposed of until they have vested.

Each RSU entitles the holder to receive one share of common stock on the date specified in the award agreement (generally the vesting date). The RSUs vest on the basis of performance or continued employment, as determined by the Committee. A participant is credited with dividend equivalents on any vested RSUs when dividends are paid to shareholders, but is not entitled to dividend equivalents on unvested RSUs. RSUs generally may not be transferred prior to the delivery of the common stock.

When determining the appropriate combination of stock options, restricted stock and RSUs, our goal is to weigh the cost of these grants with their potential benefits as a compensation tool. We believe that providing combined grants of stock options, on the one hand, and restricted stock and/or RSUs on the other effectively balances our objective of focusing the named executives on delivering long-term value to our shareholders, with our objective of providing value to the executives with the equity awards. Stock options only have value to the extent the price of the Company's stock on the date of exercise exceeds the exercise price on the grant date, and thus are an effective compensation element only if the stock price increases over the term of the award. In this sense, stock options are a motivational tool. Unlike stock options, restricted stock and RSUs offer executives the opportunity to receive shares of the Company's stock on the date the restriction lapses. In this regard, RSUs serve both to reward and retain executives, as some of the RSUs we have granted vest upon satisfaction of performance targets and others vest over an extended period of time and the value of the RSUs is linked to the price of the Company's stock on the date the RSU vests. Unvested stock options and RSUs are forfeited if the executive voluntarily leaves the Company and generally are vested upon a change in control of the Company or if the Company terminates the executive's employment without cause. The compensation committee has discretion to accelerate the vesting of stock options, but not RSUs.

The allocation of the number and mix of stock options, restricted shares and RSUs issued to a particular executive is not based on a rigid formula, but rather is determined on an individual basis based on the variety and mix of equity grants by our peers, a consideration of the respective incentives created by the various equity grants with respect to the particular executive, his particular role at the Company and other factors.

During 2006, Mr. Burton vested in 50,000 shares of restricted stock and 25,000 RSUs. Also during 2006, Mr. Oliva, Mr. Sullivan and Mr. Vinson vested in 20,000, 15,000 and 10,000 RSUs, respectively, based on achievement of a specific cost-saving objective. In addition, Mr. Burton, Mr. Oliva, Mr. Sullivan, Mr. Vinson and Mr. Davis vested in 125,000, 43,750, 37,500, 25,000 and 8,750 stock options, respectively, in 2006.
All of these awards were granted in 2005. The value realized by each executive upon such vesting is set forth in the Option Exercises and Stock Vested Table on page 19. During 2006, each of the named executives was granted stock options and RSUs. The number of shares subject to such awards and their full value for financial reporting purposes is set forth in the Grants of Plan-Based Awards Table on page 18.

OTHER ELEMENTS

STOCK PURCHASE PLAN. In 2005, we adopted an employee stock purchase plan that allows our employees, including executives, to purchase our common stock at market prices on a monthly basis through payroll deductions. In 2007, we amended the plan to allow participation by our non-employee directors. Payroll deductions may not exceed $10,000 per month. The Company does not subsidize the stock purchases under the plan, except by payment of brokerage commissions. Mr. Burton is purchasing stock through the plan at the $10,000 per month level.

OTHER COMPENSATION. We provide our named executives with other benefits, reflected in the All Other Compensation column in the Summary Compensation Table on page 17, that we believe are reasonable, competitive and consistent with the company's overall executive compensation program. We believe that these benefits generally allow our executives to work more efficiently. The costs of these benefits, which included car allowances and life insurance premiums, constitute only a small percentage of each named executive's total compensation.

PENSION AND RETIREMENT BENEFITS

NO RETIREMENT COMPENSATION FOR EXECUTIVES. Our CEO and other named executives receive no pension or other retirement payments or contributions.

NO DEFERRED COMPENSATION PLAN FOR EXECUTIVES. We have no deferred compensation plan for our named executives.

401(K) PLAN. We have a 401(k) plan to which all our employees can contribute a portion of their compensation on a pre-tax basis. A plan participant can direct the investment of contributions into one of twelve mutual funds and other investment vehicles, including the Company's common stock. We do not match employee contributions under this plan, except as required under existing collective bargaining agreements.

COMPENSATION FOR THE NAMED EXECUTIVES IN 2006

NO AUTOMATIC INCREASES. No named executive officer is entitled to any automatic or contractual increase in compensation. Notwithstanding the strong performance of the Company against key financial and operational measurements in 2006, the Committee did not make changes to the base salary and bonus opportunities of its named executive officers during that year, except in connection with changes in employment terms: For Mr. Oliva, upon his promotion to President of the Company in January 2006, and for Mr. Burton, upon his extension of his employment agreement. Upon his promotion, Mr. Oliva's incentive bonus target was increased to $675,000. Our other named executives received no increases in 2006 in their base salaries or incentive bonus targets, which remain at the level originally established upon each of their initial hiring in 2005. A more detailed analysis of our financial and operational performance is contained in the Management's Discussion & Analysis section of our 2006 Annual Report filed with the SEC.

EXTENSION OF CEO EMPLOYMENT AGREEMENT. Due to the strong performance of the Company in 2006 and Mr. Burton's extension of his employment term with the Company, in November 2006 the Committee increased our CEO's base annual salary from $950,000 to $1,000,001 and increased his annual incentive bonus opportunity from

200% to 300% of his base salary. These increases were in consideration for Mr. Burton's agreement to extend his employment agreement through 2010 in order to demonstrate to investors his long-term commitment to Cenveo. In determining the amount of compensation to provide in the amendment, the compensation committee took into account both compensation of other printing industry CEO's and Mr. Burton's performance at Cenveo, in particular that he had achieved all of his two-year objectives for turning around the Company in only a year. The Committee believes that Cenveo and its shareholders have benefited greatly from Mr. Burton's vision, direction and day to day contribution at Cenveo. Since Mr. Burton's arrival, the Company's stock price has increased from $9.54 per share on September 12, 2005 to $24.75 a share on March 12, 2007, as listed on the New York Stock Exchange.

2006 BONUSES. Our named executives' annual bonus is 100% performance-based and is earned on an "all or nothing" basis under the guidelines of our MBO plan. That is, in order for each executive to receive any bonus for 2006, the Company had to achieve all of the following financial goals, which are the same as the targets for the Company communicated to investors on the Company's investor call on March 1, 2006:

    * Adjusted EBITDA            $145,887,000
    * Adjusted EBITDA Margin     9.5%
    * Non-GAAP EPS               $.50

Note regarding non-GAAP financial measures: The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, excluding restructuring, impairment, and other charges, gain (loss) on sale of non-strategic businesses, divested operations EBITDA, additional stock compensation expenses on the adoption of SFAS 123R, loss on early extinguishment of debt, and income (loss) from discontinued operations, net of taxes. The Company defines Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Non-GAAP EPS is Non-GAAP net income per diluted share. Non-GAAP net income excludes restructuring, impairment and other charges, gain (loss) on sale of non strategic businesses, loss on early extinguishment of debt, the income tax benefit on the recognition of deferred tax assets, and income (loss) from discontinued operations, net of taxes.

The Company surpassed all of the financial targets set forth above. To provide a context for these goals, our CEO and our other named executives arrived at Cenveo in late 2005. The Company had negative EPS in fiscal 2005 and 2004. Accordingly, accomplishment of the above targets was far from assured.

Even with these financial targets met, the bonuses of our CEO and other named executives were subject to reduction from their full bonus opportunities. A portion of their bonuses was linked to the accomplishment of specific goals within each executive's area of responsibility. For our CEO, these other goals included cost savings requirements, building a management team that provides growth opportunities for all, including women and minorities, and providing leadership to grow Cenveo to be an industry leader in areas including customer service and stock price performance. For our President, these goals included operations-specific management, sales, and productivity initiatives. For our CFO, these goals included capital structure improvements and development of the Company's finance employees. For our SVP Purchasing and Logistics, these goals included centralization of the Company's purchasing function and specific rebate targets (which are confidential but which the Company would characterize as challenging). For our General Counsel, these goals included resolution of disputes and satisfaction of corporate governance and compliance objectives. As the financial and other goals were achieved by all named executives, each earned their full bonus potential in respect of fiscal 2006.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with the Company's management. Based on the review and discussions, the Committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for 2006 and this proxy statement. This report is provided by the following independent directors, who comprise the committee:

                                         THE COMPENSATION COMMITTEE

                                         Patrice M. Daniels (Chair)
                                         Leonard C. Green
                                         Mark J. Griffin
                                         Robert B. Obernier

SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------------------
                                                                                             CHANGE IN
                                                                                              PENSION
                                                                                               VALUE
                                                                                   NON-      AND NON-
                                                                                  EQUITY     QUALIFIED
                                                                                INCENTIVE    DEFERRED
                                                                                   PLAN       COMPEN-    ALL OTHER
                                                        STOCK        OPTION      COMPEN-      SATION      COMPEN-
        NAME AND                              BONUS    AWARD(S)      AWARDS       SATION     EARNINGS     SATION       TOTAL
   PRINCIPAL POSITION       YEAR    SALARY     (1)       (2)          (3)          (4)          (5)         (6)         (7)
---------------------------------------------------------------------------------------------------------------------------------
 ROBERT G. BURTON           2006   $957,387    --     $1,784,166   $1,227,343   $3,000,003      --        $14,544    $6,983,443
  Chairman and Chief
  Executive Officer
---------------------------------------------------------------------------------------------------------------------------------
 THOMAS W. OLIVA            2006   $500,000    --       $563,010     $586,621     $675,000      --        $23,999    $2,348,630
  President
---------------------------------------------------------------------------------------------------------------------------------
 SEAN S. SULLIVAN           2006   $375,000    --       $368,437     $411,035     $425,000      --        $19,827    $1,599,299
  Chief Financial Officer
---------------------------------------------------------------------------------------------------------------------------------
 HARRY R. VINSON            2006   $250,000    --       $290,731     $316,855     $225,000      --        $19,855    $1,102,441
  Senior Vice President,
  Purchasing & Logistics
---------------------------------------------------------------------------------------------------------------------------------
 TIMOTHY M. DAVIS           2006   $335,000    --       $123,018     $243,705     $175,000      --        $19,669      $896,392
  Senior Vice President,
  General Counsel and
  Secretary
---------------------------------------------------------------------------------------------------------------------------------

(1) 100% of our annual cash bonus is performance-based, and is therefore included under the "Non-Equity Incentive Plan Compensation" column. The requirements for receiving this bonus are described in footnote (4) to this table and elsewhere in this proxy statement.
(2) Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2006 for the fair value of restricted stock and RSUs granted in 2006 and 2005, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Fair value is calculated using the closing price of Cenveo stock on the date of grant. For additional information, refer to note 12 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2006. These amounts reflect the company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives.
(3) Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2006 for the fair value of stock options granted in 2006 and 2005, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions, refer to note 12 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2006. These amounts reflect the company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives.
(4) This column shows the annual bonuses earned for 2006, which are completely performance-based and are governed by our Management by Objectives (MBO) plan. The bonuses are earned
                                             ----------------------
        on an "all or nothing" basis that requires every financial
        ----------------------------------------------------------
        target in an executive's MBO statement to be achieved before
        ------------------------------------------------------------
        the executive is eligible for any portion of such
        -------------------------------------------------
        executive's bonus. For 2006 these financial targets included
        ------------------
        the Adjusted EBITDA, non-GAAP EPS and Adjusted EBITDA Margin targets for the entire Company that were communicated to investors on the Company's quarterly investor call on March 1, 2006. See "2006 Bonuses" on page 16 for the target numbers that were required to be obtained for 2006.
(5) We pay no pension or other retirement compensation to, and have no deferred compensation plan for, our named executives.
(6) This column reports perquisites of life insurance premiums and car allowances.
(7) These total amounts include the company's accounting expense in 2006 for equity awards granted in 2006 and 2005, and, accordingly, do not correspond to the actual value that will be recognized by the named executives.

GRANTS OF PLAN-BASED AWARDS IN 2006

The following table provides information about equity and non-equity awards granted to the named executives in 2006.

-----------------------------------------------------------------------------------------------------------------------
                                        ESTIMATE POSSIBLE      ALL OTHER       ALL OTHER
                                        PAYOUTS UNDER NON-   STOCK AWARDS:   OPTION AWARDS:   EXERCISE OR      FULL
                                         EQUITY INCENTIVE      NUMBER OF       NUMBER OF      BASE PRICE    GRANT DATE
                                           PLAN AWARDS(1)      SHARES OF       SECURITIES      OF OPTION    FAIR VALUE
                              GRANT    --------------------    STOCK OR       UNDERLYING       AWARDS(4)     OF EQUITY
           NAME                DATE           TARGET            UNITS(2)       OPTIONS(3)     (PER SHARE)    AWARDS(5)
-----------------------------------------------------------------------------------------------------------------------
 Robert G. Burton               --          $3,000,003
                             9/12/06                            150,000                                     $3,082,500
                             9/12/06                                            200,000         $20.55      $1,908,000
-----------------------------------------------------------------------------------------------------------------------
 Thomas W. Oliva                --            $675,000
                             9/12/06                             65,000                                     $1,335,750
                             9/12/06                                            125,000         $20.55      $1,192,500
-----------------------------------------------------------------------------------------------------------------------
 Sean S. Sullivan               --            $425,000
                             9/12/06                             40,000                                       $822,000
                             9/12/06                                             75,000         $20.55        $715,500
-----------------------------------------------------------------------------------------------------------------------
 Harry R. Vinson                --            $225,000
                             9/12/06                             34,000                                       $698,700
                             9/12/06                                             65,000         $20.55        $620,100
-----------------------------------------------------------------------------------------------------------------------
 Timothy M. Davis               --            $175,000
                             9/12/06                             20,000                                       $411,000
                             9/12/06                                             65,000         $20.55        $620,100
-----------------------------------------------------------------------------------------------------------------------

(1) This column shows the potential value of the payout for each named executive under our incentive bonus plan that was available if the executive's target goals were satisfied for 2006. The potential payouts were performance-driven and therefore completely at risk. No bonus would be paid unless certain financial targets for the Company and the executive's division, as applicable, were met. Even if the financial targets were met, the target bonus could be subject to reduction if certain other non-financial goals were not met. The business measurements, performance goals and salary for determining the payout are described under the heading "2006 Bonuses" on page 16.
(2) This column shows the number of RSUs granted in 2006 to the named executives. Each award vests 25% per year over four years beginning September 12, 2007, the first anniversary of the date of grant.
(3) This column shows the number of stock options granted in 2006 to the named executives. These options vest and become exercisable 25% per year over four years beginning September 12, 2007, the first anniversary of the date of grant.
(4) This column shows the exercise price for the stock options granted, which was the closing price of Cenveo stock on the date of grant.
(5) This column shows the full grant date fair value of the RSUs and stock options under SFAS 123R granted to the named executives in 2006. Generally, the full grant date fair value is the total amount that the Company would expense in its financial statements over the award's vesting schedule. For RSUs, fair value is calculated using the closing price of Cenveo stock on the grant date ($20.55). For stock options, fair value is calculated using the Black Scholes value on the grant date ($9.54). For additional information on the valuation assumptions for these awards, see note 12 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2006. These amounts reflect the Company's total accounting expense over the four year vesting period, and do not correspond to the actual value that will be recognized by the named executives. Actual amounts received by our executives will depend on our executives' continued employment through the vesting period and our stock price when the executives ultimately sell the stock.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

The following table provides information on the current holdings of stock options and stock awards by the named executives. This table includes unexercised and unvested option awards; unvested RSUs; and unvested restricted stock. Each equity grant is shown separately for each named executive. Each grant shown in the table vests 25% per year over four years beginning on the first anniversary of the date of grant, except that each October 27, 2005 grant vests 25% per year over four years beginning on September 12, 2006. The market value of the stock awards shown in the table is based on the closing market price of our stock on December 29, 2006, the last business day of the fiscal year, which was $21.20.

----------------------------------------------------------------------------------------------------------------------------------
                                                                  OPTION AWARDS                             STOCK AWARDS
                                             ---------------------------------------------------  --------------------------------
                                              NUMBER OF      NUMBER OF
                                              SECURITIES     SECURITIES                               NUMBER         MARKET VALUE
                                              UNDERLYING     UNDERLYING                            OF SHARES OR      OF SHARES OR
                                             UNEXERCISED    UNEXERCISED     OPTION      OPTION    UNITS OF STOCK    UNITS OF STOCK
                                  GRANT        OPTIONS-       OPTIONS-     EXERCISE   EXPIRATION    THAT HAVE         THAT HAVE
       NAME                        DATE      EXERCISABLE   UNEXERCISABLE     PRICE       DATE      NOT VESTED(1)      NOT VESTED
----------------------------------------------------------------------------------------------------------------------------------
 Robert G. Burton               10/27/2005     125,000        375,000        $9.52    10/27/2012      150,000         $3,180,000
                                10/27/2005          --             --           --            --       75,000         $1,590,000
                                9/12/2006            0        200,000       $20.55     9/12/2012      150,000         $3,180,000
----------------------------------------------------------------------------------------------------------------------------------
 Thomas W. Oliva                10/27/2005      43,750        131,250        $9.52    10/27/2012           --                 --
                                9/12/2006            0        125,000       $20.55     9/12/2012       65,000         $1,378,000
----------------------------------------------------------------------------------------------------------------------------------
 Sean S. Sullivan               10/27/2005      37,500        112,500        $9.52    10/27/2012           --                 --
                                9/12/2006            0         75,000       $20.55     9/12/2012       40,000           $848,000
----------------------------------------------------------------------------------------------------------------------------------
 Harry R. Vinson                10/27/2005      25,000         75,000        $9.52    10/27/2012           --                 --
                                9/12/2006            0         65,000       $20.55     9/12/2012       34,000           $720,800
----------------------------------------------------------------------------------------------------------------------------------
 Timothy M. Davis               11/18/2005       8,750         26,250       $11.98    11/18/2012           --                 --
                                9/12/2006            0         65,000       $20.55     9/12/2012       20,000           $424,000
----------------------------------------------------------------------------------------------------------------------------------

(1) Mr. Burton's 150,000 unvested shares granted on 10/27/2005 are restricted stock. All other numbers in this column are unvested RSUs.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2006

This table shows the options exercised and the restricted stock and RSUs that vested in 2006.

-------------------------------------------------------------------------------------------------------------------------------
                                                           OPTION AWARDS                               STOCK AWARDS
                                               ------------------------------------       -------------------------------------
                                                  NUMBER OF                                  NUMBER OF
                                               SHARES ACQUIRED       VALUE REALIZED       SHARES ACQUIRED       VALUE REALIZED
       NAME                                    ON EXERCISE(1)          ON EXERCISE           ON VESTING          ON VESTING(4)
-------------------------------------------------------------------------------------------------------------------------------
 Robert G. Burton                                    --                    --                 50,000(2)           $1,027,500
                                                                                              25,000(2)             $513,750
-------------------------------------------------------------------------------------------------------------------------------
 Thomas W. Oliva                                     --                    --                 20,000(3)             $397,000
-------------------------------------------------------------------------------------------------------------------------------
 Sean S. Sullivan                                    --                    --                 15,000(3)             $297,750
-------------------------------------------------------------------------------------------------------------------------------
 Harry R. Vinson                                     --                    --                 10,000(3)             $198,500
-------------------------------------------------------------------------------------------------------------------------------
 Timothy M. Davis                                    --                    --                     --                      --
-------------------------------------------------------------------------------------------------------------------------------

(1) None of our named executive officers exercised any options in 2006.
(2) 50,000 are shares of restricted stock and 25,000 are restricted stock units. Each represents vesting of 25% of stock awards granted to Mr. Burton on October 27, 2005.
(3) Restricted Stock Units. Represents vesting of 100% of awards granted on October 27, 2005. These were performance-based awards that vested upon the achievement by the Company of a cost savings target.
(4) Amounts reflect the market price of the stock on the date the award vested. Mr. Burton's stock awards vested on 9/12/2006; closing price of Cenveo stock on that date was $20.55 per share. The stock awards of Messrs. Oliva, Sullivan and Vinson vested on 12/15/2006; closing price of Cenveo stock on that date was $19.85 per share.

POTENTIAL PAYMENTS UPON TERMINATION

The following table describes the potential payments and benefits that each of the named executive officers would be entitled to receive upon termination of employment under various circumstances and upon a change of control. In each case, the table assumes the executive's termination or the change of control occurred on December 31, 2006. The table does not include payments the executive would be entitled to receive in the absence of one of these specified events, such as from the exercise of previously-vested stock options (which amount can be calculated from the Outstanding Equity Awards at Fiscal Year-End Table on page 19).

--------------------------------------------------------------------------------------------------------------------------
                                                                                             ACCELERATED         TOTAL
                                                   CASH SEVERANCE     CONTINUATION OF     VESTING OF EQUITY   TERMINATION
                                                       PAYMENT       MEDICAL BENEFITS(1)      AWARDS(2)         BENEFITS
--------------------------------------------------------------------------------------------------------------------------
 ROBERT G. BURTON, SR.
 *Voluntary Resignation                                      $0                $0                     $0               $0
 *Retirement                                                 $0                $0                     $0               $0
 *Death                                                      $0                $0             $3,180,000       $3,180,000
 *Disability                                         $2,000,002                $0             $3,180,000       $5,180,002
 *Without Cause or For Good Reason                   $8,061,494           $18,120             $3,180,000      $11,259,614
 *Change of Control                                          $0                $0            $12,460,000      $12,460,000
--------------------------------------------------------------------------------------------------------------------------
 THOMAS W. OLIVA
 *Voluntary Resignation                                      $0                $0                     $0               $0
 *Retirement                                                 $0                $0                     $0               $0
 *Death                                                      $0                $0                     $0               $0
 *Disability                                                 $0                $0                     $0               $0
 *Without Cause or For Good Reason                   $1,797,282           $19,692             $2,992,250       $4,809,224
 *Change of Control                                          $0                $0             $2,992,250       $2,992,250
--------------------------------------------------------------------------------------------------------------------------
 SEAN S. SULLIVAN
 *Voluntary Resignation                                      $0                $0                     $0               $0
 *Retirement                                                 $0                $0                     $0               $0
 *Death                                                      $0                $0                     $0               $0
 *Disability                                                 $0                $0                     $0               $0
 *Without Cause or For Good Reason                   $1,024,784           $16,410             $2,210,750       $3,251,944
 *Change of Control                                          $0                $0             $2,210,750       $2,210,750
--------------------------------------------------------------------------------------------------------------------------
 HARRY R. VINSON
 *Voluntary Resignation                                      $0                $0                     $0               $0
 *Retirement                                                 $0                $0                     $0               $0
 *Death                                                      $0                $0                     $0               $0
 *Disability                                                 $0                $0                     $0               $0
 *Without Cause or For Good Reason                     $494,832           $13,128             $1,639,050       $2,147,010
 *Change of Control                                          $0                $0             $1,639,050       $1,639,050
--------------------------------------------------------------------------------------------------------------------------
 TIMOTHY M. DAVIS
 *Voluntary Resignation                                      $0                $0                     $0               $0
 *Retirement                                                 $0                $0                     $0               $0
 *Death                                                      $0                $0                     $0               $0
 *Disability                                                 $0                $0                     $0               $0
 *Without Cause or For Good Reason                     $528,883           $13,128               $708,275       $1,250,286
 *Change of Control                                          $0                $0               $708,275         $708,275
--------------------------------------------------------------------------------------------------------------------------

(1) Reflects payment of COBRA premiums under the executives' employment agreements.
(2) Reflects the value of restricted stock and RSUs whose vesting is accelerated on the termination of employment and the option spread of stock options whose vesting is accelerated on the termination of employment, in each case based on the closing price of the Company's common stock of $21.20 on December 29, 2006, the last business day of the fiscal year.

EMPLOYMENT AGREEMENTS. The Company is party to employment agreements with Messrs. Burton, Oliva, Sullivan, Vinson and Davis (collectively, the "Employment Agreements"). The Employment Agreements provide for termination of the executive's employment at any time by the Company with or without cause and by the executive with or without good reason. The executive would be entitled to a lump sum severance payment and certain health and welfare benefits upon the occurrence of certain events: (1) the Company's termination of the executive's employment for reasons other than for cause or (2) the executive's termination of his employment for good reason. Under the Employment Agreements, the lump sum severance payment for Mr. Burton would be equal to two times his annualized total compensation, for Mr. Oliva, one and one-half times his annualized total compensation, for Mr. Sullivan, one and one-quarter times his annualized total compensation, and for Messrs. Vinson and Davis, one times their annualized total compensation. Annualized total compensation is defined as the executive's base salary, target bonus opportunity and annual car allowance, at the effective rate immediately prior to the executive's termination date. The executive would also be reimbursed for "COBRA" coverage under the company medical and dental plans for a period of up to 12 months for Mr. Vinson and Mr. Davis, 15 months for Mr. Sullivan, 18 months for Mr. Oliva and 24 months for Mr. Burton. For Messrs. Oliva, Sullivan, Vinson and Davis, all outstanding stock options and other equity grants would immediately vest. Mr. Burton's employment agreement does not provide for accelerated vesting of equity awards upon termination of employment; however, his restricted stock would vest under the terms of the grant. There is no gross-up for excise taxes in any of the Employment Agreements.

In the event an executive's employment is terminated for any other reason, including death, disability or upon voluntary termination by the executive without good reason, the executive is entitled to only receive his earned but unpaid salary through the date of termination plus all other amounts (other than any severance benefits) payable under the terms of the Company's benefit plans through the date of termination. However, if Mr. Burton's employment is terminated on account of a "disability," he will be paid a lump sum equal to two times his base salary in effect at the time of such termination under his employment agreement.

The employment agreements each contain non-competition and non-solicitation of employees agreements on the part of the executives that match the time period for which severance is paid (12 months for Mr. Vinson and Mr. Davis, 15 months for Mr. Sullivan, 18 months for Mr. Oliva and 24 months for Mr. Burton).

DEFINITIONS

"Cause" is defined for purposes of the Employment Agreements to mean:

    * willful and continued failure of the executive to perform his duties under the Employment Agreement,
    * willful engagement in illegal conduct or misconduct materially damaging to the Company and its subsidiaries,
    * conviction of, or pleading nolo contendere to a felony, or
    * dishonesty or misappropriation relating to the Company and failure to cure all such failures within 30 days following written notice thereof from the Company (and an affirmative vote by two-thirds of the Board in the case of Mr. Burton).

"Good Reason" is defined for purposes of the Employment Agreements to mean:

    * an adverse change in the executive's functions, duties, responsibilities, titles, or offices (and in the case of Mr. Oliva, a requirement to report to anyone other than the CEO or the Board of Directors),
    * reduction in executive's salary, target bonus or other incentive opportunities,
    * relocation of the executive's place of employment more than 35 miles,
    * a material breach of the Employment Agreement by the Company or notification by the Company of its intention not to perform a material obligation under the Employment Agreement,
    * failure to maintain participation of the executive in the Company's employee benefits program at a level comparable to executives in similar positions,
    * in Mr. Burton's agreement "Good Reason" also means:
      * failure of a successor company to assume the Employment
        Agreement,
      * failure to provide office space, related facilities and support personnel appropriate for the executive's responsibilities and position, and
      * without executive's prior written consent, removal of or failure to nominate, re-elect or re-appoint the executive to the Board, or failure by the Company to renew the Employment Agreement.

                      REPORT OF THE AUDIT COMMITTEE

The Board has determined that all members of Cenveo's audit committee are independent directors. The audit committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of its accounting, the system of internal controls established by management, auditing and reporting practices as summarized on page 6. The full responsibilities of the audit committee are described in its charter, a copy of which can be accessed on our website at www.cenveo.com under "Investors -- Governance."

Management is responsible for internal controls and the financial reporting process, including the system of internal controls over financial reporting. Cenveo's independent auditor is responsible for expressing an opinion on the conformity of Cenveo's audited consolidated financial statements with generally accepted accounting principles and on management's assessment of the effectiveness of the Company's internal controls as required by Section 404 of the Sarbanes-Oxley Act. The audit committee monitors these processes and reports its findings to the full Board. The audit committee has reviewed and discussed Cenveo's audited consolidated financial statements and the Company's internal controls over financial reporting with management and Cenveo's independent auditor. The audit committee has also discussed with Cenveo's independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (communication with audit committees).

The audit committee has reviewed and implemented the provisions of the Sarbanes-Oxley Act, the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The audit committee engaged independent legal counsel to review, assess and make recommendations on procedures required by the Sarbanes-Oxley Act. The audit committee also continues to follow the procedures recommended in the report of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees issued in February 1999, which is sponsored by the major securities markets. In 2006, the audit committee also held a continuing education session for its members.

At each of its regular meetings in 2006, the audit committee met with Ernst & Young, Cenveo's independent auditor for fiscal 2006, and the senior members of Cenveo's financial management team.

The audit committee reviewed with the financial management team:

    * overall audit scopes and plans,
    * results of internal and external audit examinations,
    * management's discussion and analysis of financial condition and results of operations contained in Cenveo's quarterly and annual reports,
    * evaluations of Cenveo's internal controls by management and Ernst & Young, and
    * quality of Cenveo's financial reporting.

In particular, the audit committee monitored and evaluated the process by which management conducted its assessment of Cenveo's internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act.

The audit committee considered the need to ensure the independence of Cenveo's auditors while recognizing that in certain situations Cenveo's independent auditor may possess the expertise and be in the best position to advise Cenveo on issues and matters other than accounting and auditing. All audit services and fees payable to Cenveo's independent auditor for audit services must be pre-approved. The audit committee's charter allows a general pre-approval by the audit committee of audit-related services without a specific case-by-case consideration of each service to be performed by Cenveo's independent auditor. The audit committee's charter requires that any other services, including any permitted non-audit services, be approved by the audit committee or by an audit committee member. The audit committee then communicates its approval to management. All audit and non-audit services performed by Ernst & Young during 2006 were pre-approved under these procedures.

The audit committee reviewed and discussed Cenveo's 2006 audited financial statements with management. In addressing the quality of management's accounting judgments, the committee asked for management's representations that the audited consolidated financial statements have been prepared in conformity with generally accepted accounting principles. The committee expressed to both management and Ernst & Young its general preference for conservative policies when a range of accounting options is available.

The audit committee had a private session at each of its four regular meetings with Ernst & Young to candidly discuss financial management, accounting and internal control adequacy and issues. The audit committee asked Ernst & Young to address several questions that audit committee members believe are particularly relevant to the audit committee's oversight, including whether:

    * there are any significant accounting judgments made by management in preparing the financial statements that would have been made differently had Ernst & Young prepared and been responsible for the financial statements,
    * Cenveo's financial statements fairly present to investors, with clarity and completeness, its financial position and performance for the reporting period in accordance with generally accepted accounting principles and disclosure requirements of the Securities and Exchange Commission,
    * Cenveo has implemented internal controls and internal audit procedures that are appropriate for it, and
    * Ernst & Young had discovered any accounting adjustments made by management during the year that would have been more properly reflected in prior year results.

Based on the audit committee's review and discussions with management and Ernst & Young referenced in this report and under Auditor Independence on page 24, management's report of its assessment of the effectiveness of the Company's internal control over financial reporting and Ernst & Young's audit report of the Company's internal control over financial reporting, and Ernst & Young's audit report on the Company's consolidated financial statements, the audit committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in Cenveo's annual report on Form 10-K for the year ending December 31, 2006, for filing with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED:

   Leonard C. Green (Chair)
   Patrice M. Daniels
   Mark J. Griffin
   Robert T. Kittel
   Robert B. Obernier

                       INDEPENDENT PUBLIC AUDITORS

The audit committee selected Deloitte & Touche LLP as our independent auditors for 2007. Representatives of Deloitte & Touche will be present at our annual meeting and will be available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so. Representatives of Ernst & Young, our former auditors, are not expected to be present at our annual meeting.

FEES

The following table shows the fees we paid to Ernst & Young, our former auditors, in 2006 and 2005:



                                                     2006                2005
                                                  ----------          ----------
 Audit fees(1)                                    $1,509,017          $1,383,852
 Audit-related fees(2)                               649,379              48,818
 Tax fees(3)                                          50,000              28,000
 All other fees                                           --                  --
                                                  ----------          ----------
 Total                                            $2,208,396          $1,460,670

(1) For auditing our annual consolidated financial statements and accounting consultations during the audit and reviews of our interim financial statements in our reports filed with the Securities and Exchange Commission. Also includes fees relating to the audit of our Canadian subsidiary, Supremex, in connection with its sale. In addition, these fees include the audit of our internal controls over financial reporting and of management's assessment of these controls.
(2) For audits of our employee benefit plans in 2006 and 2005 and due diligence services rendered in connection with acquisitions in 2006 and 2007.
(3) For tax return review and preparation and tax advice and planning.

AUDITOR INDEPENDENCE

The audit committee considered the effect that provision of the services described above under "tax fees" may have had on the independence of Ernst & Young. These fees amounted to approximately 1.2% of our total fees paid to Ernst & Young in 2006 and approximately 2.0% of our total fees paid in 2005. The committee approved these services and determined that those non-audit services were compatible with maintaining the independence of Ernst & Young as our principal auditor. Ernst & Young provided the committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the committee discussed with Ernst & Young their independence.

          CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

SETTLEMENT AND GOVERNANCE AGREEMENT. On September 9, 2005, Cenveo's former management entered into a settlement and governance agreement with Burton Capital Management and Robert G. Burton, Sr. Pursuant to the settlement and governance agreement, Cenveo's incumbent board of directors approved a reconstituted board of directors. This agreement was filed as an exhibit to the Company's Form 8-K filed with SEC on September 12, 2005.

INDEMNITY AGREEMENTS. Cenveo has entered into indemnity agreements with each executive officer that provide that Cenveo will indemnify the executives in lawsuits brought against any executive in his or her capacity as an officer of Cenveo.

POLICY. The Company's policy requires that all related person transactions required to be disclosed by SEC rules be approved by at least three of the Company's disinterested directors. This policy is set forth in the Settlement and Governance Agreement. In reviewing any such transactions, the disinterested directors consider the benefit of the transaction to the Company; whether the transaction involves standard prices, rates or charges; the nature of the related person's interest in the transaction; the materiality of the transaction to each party; whether the transaction might affect the status of a director as independent under the independence standards of the NYSE; and other factors that help to determine whether the transaction is in the best interest of the Company. Any director who is a related person with respect to a transaction is recused from the review of the transaction.

      SUMMARY OF CENVEO, INC. 2007 LONG-TERM EQUITY INCENTIVE PLAN

INTRODUCTION

The Board of Directors recommends that shareholders approve the Cenveo, Inc. 2007 Long-Term Equity Incentive Plan (the 2007 Plan). The purpose of the 2007 Plan is to attract and retain key officers, employees and directors of the Company, motivate them to contribute to the Company's future success, and enable them to participate in the long-term growth of the Company. The plan provides for a variety of types of equity awards, which may, but need not, be performance-based, as well as for cash performance awards. If shareholders approve the plan, we intend to grant all or a portion of the annual incentive bonuses for executive officers as cash performance awards under the plan that qualify for deductibility under Section 162(m) of the Internal Revenue Code.

This section summarizes the 2007 Plan, and is qualified in its entirety by the full text of the plan, which is included in Exhibit A to this proxy statement. If approved by the shareholders, the 2007 Plan will replace our 2001 Long-Term Equity Incentive Plan (the 2001 Plan). Upon shareholder approval of the 2007 Plan, no further awards will be granted under the 2001 Plan. For information on outstanding equity compensation awards under our existing plans as of December 31, 2006, see the Equity Compensation Plan Information Table on page 28.

KEY FEATURES OF THE 2007 PLAN

   * Limitation on shares requested. The maximum number of shares which may be issued under the 2007 Plan is 2 million shares, of which no more than 1.5 million may be issued as restricted shares, restricted stock units (RSUs) or other stock-based awards. Any shares not used for these awards may be used for awards of stock options and stock appreciation rights. The 2 million shares represent approximately 3.7% of Cenveo's outstanding shares as of the record date for the annual meeting. In addition to these 2 million shares, any shares previously authorized for grant under the 2001 Plan and prior plans which remain available for grant or become available as a result of forfeitures will be rolled over into the 2007 Plan. As of March 23, 2007 there were 711,420 shares available for stock options and 1,250 shares available for restricted stock and/or RSU awards under the 2001 and prior plans.

   * Limitation on term of stock option grants. The term of each stock option will not exceed seven years.

   * No repricing or grant of discounted stock options. The 2007 Plan does not permit the repricing of options or stock appreciation rights either by amending an existing award or by substituting a new award at a lower price. The plan prohibits the granting of stock options or stock appreciation rights with an exercise price less than the fair market value of Cenveo stock on the date of grant.

   * Limitation on vesting. In general, time-vested awards can vest no earlier than in installments over 3 years from the date of grant and performance-vested awards can vest no earlier than one year from the date of grant. Awards may vest sooner upon a change of control and certain terminations of employment. Awards to non-employee directors are not subject to these vesting limitations.

   * Limitation on share replenishment. Shares surrendered for the payment of the exercise price or withholding taxes with respect to stock options or stock appreciation rights do not again become available for issuance under the plan.

DESCRIPTION OF THE PLAN

ELIGIBILITY. Employees, directors, and consultants of Cenveo and our subsidiaries and affiliates are eligible to be granted awards under the 2007 Plan.

ADMINISTRATION. The plan will be administered by a committee of the board consisting of non-employee directors (the Committee), except that the full board will administer the plan as it relates to awards to non-employee directors. (References to the Committee in this description include the board with respect to non-employee director awards.) The Committee will have the authority to establish rules and guidelines for the administration of the plan; select the individuals to whom awards are granted; determine the types of awards to be granted and the number of shares or amount of cash covered by such awards; set the terms and conditions of such awards; amend awards; interpret the plan and award documents; and make all determinations necessary for the administration of the plan. The Committee may delegate to a committee of two or more officers or managers the authority to grant awards other than to executive officers and directors.

SHARES AVAILABLE FOR AWARDS. The number of shares which may be issued under the 2007 Plan is 2 million shares, of which no more than 1.5 million may be issued as restricted stock, RSUs, or other stock-based awards. Any shares not used for these awards may be used for awards of stock options or stock appreciation rights. In addition, any shares previously authorized for grant under the 2001 Plan or prior plans which remain available for grant on the effective date of the 2007 Plan or subsequently become available as a result of forfeitures will be rolled over into the 2007 Plan. If any shares covered by an award under the plan are forfeited or otherwise terminated without delivery of shares, then the shares covered by such an award will again be available for future awards under the plan. In an acquisition, any awards made and any of the shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company will not be counted against shares available for granting awards under the 2007 Plan. Any dividend equivalents paid in shares will also not be counted against the share limit for the plan. Shares surrendered for the payment of the exercise price or withholding taxes under stock options or stock appreciation rights, and shares that were not issued upon the net settlement or net exercise of such awards, will not become available for future awards under the plan; however shares withheld from other awards to pay tax withholding obligations will become available for future grants. The last sales price of the Company's stock on March 12, 2007 was $24.75 as reported on the New York Stock Exchange.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The Committee may award stock options (which may be non-qualified options or incentive stock options) or stock appreciation rights, each with a maximum term of seven years. Each stock option or SAR must have an exercise price not less than the fair market value of Cenveo stock on the date of grant. Repricing is prohibited. The Committee will establish the vesting schedule for the award, which will generally be no faster than installments over three years from the date of grant in the case of time-vested awards, and one year from the date of grant in the case of performance-vested awards. The Committee may permit faster vesting upon certain terminations of employment and with respect to awards to non-employee directors. The Committee will establish the method of payment of the option exercise price, which may include cash, shares, broker-assisted cashless exercise, and net exercise. No participant may be granted options and SARs in any calendar year that relate to more than 750,000 shares. No more than 500,000 shares may be issued with respect to incentive stock options.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee may award restricted stock and restricted stock units and establish the conditions on which they vest, which may include continued employment and/or satisfaction of performance objectives. The Committee will establish the vesting schedule, which will generally be no faster than installments over three years from the date of grant in the case of time-vested awards, and one year from the date of grant in the case of performance-vested awards. The Committee may permit faster vesting upon certain terminations of employment and with respect to awards to non-employee directors. The Committee may provide for payment of an award upon vesting or at a later date. The Committee may determine whether unvested awards entitle the holder to receive dividends or dividend equivalents, and if so, the terms on which such amounts will be paid. Holders of vested awards whose payment is deferred are entitled to dividend equivalents.

OTHER STOCK-BASED AWARDS. The Committee may grant other stock-based awards that are denominated or payable in shares or valued in whole or in part by reference to shares, under such terms and conditions as the Committee may determine.

PERFORMANCE AWARDS. The Committee may grant performance awards, which may be cash or other awards authorized by the plan, which are payable upon the achievement of performance goals during performance periods, as established by the Committee. Performance awards may, but need not, be structured to comply with the requirements for deductible "performance-based compensation" under Section 162(m) of the Internal Revenue Code. No individual may be granted performance awards of more than 150,000 shares or $5,000,000 cash in any calendar year. Performance awards may be based on any one or more of the following performance measures, which may be applied to the Company as a whole or to a subsidiary, operating unit or division: (1) earnings before interest, taxes, depreciation and/or amortization; (2) operating income or profit; (3) operating efficiencies; (4) return on equity, assets, capital, capital employed, or investment; (5) after tax operating income; (6) net income; (7) earnings or book value per share; (8) cash flow(s); (9) total sales or revenues, or sales or revenues per employee; (10) production (separate work units or SWU's); (11) stock price or total shareholder return; (12) dividends; and (13) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, past performance, and/or performance of other companies, and the earnings-based measures may use comparisons relating to capital, shareholders' equity and/or shares outstanding, or to assets or net assets.

LIMITATIONS ON TRANSFER. Awards are not transferable otherwise than by will or the laws of descent and distribution unless determined otherwise by the Committee.

CHANGE IN CONTROL. All awards will become fully vested upon a change in control and will be paid as soon afterwards as permitted under tax laws. A change in control is deemed to occur in very general terms upon (1) the acquisition of 40% or more of the Company's voting securities, (2) the failure of the current directors (and any directors approved by them) to constitute two-thirds of the Company's board, (3) a merger in which the Company's shareholders before the transaction fail to own at least 60% of the voting power of the surviving corporation or the Company's directors fail to constitute at least two-thirds of the board of the surviving corporation, and (4) shareholder approval of a liquidation or dissolution of the Company or an agreement for the sale of substantially all of the Company's assets.

ADJUSTMENTS. In the event of certain corporate transactions or events affecting the number or type of outstanding common shares of the Company, including, for example, a dividend or other distribution (whether in cash or stock), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or issuance of warrants, the Committee will make adjustments as it deems appropriate to prevent dilution or enlargement of benefits. These adjustments include changing the number and type of shares to be issued under the plan and as particular types of awards; changing the per-participant limitations on awards; and changing the number of shares (or amount of other property) subject to outstanding awards and the grant, purchase or exercise price of outstanding awards. The Committee may also make adjustments in the terms of awards in connection with certain acquisitions, and make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or non-recurring events affecting the Company or its financial statements or of changes in applicable laws, regulations, or accounting principles.

AMENDMENTS. The Board may amend the plan from time to time. The Board will seek shareholder approval of material amendments to the plan as may be required by law, regulation or stock exchange. The Committee may waive conditions or amend the term of outstanding awards, subject to certain limitations, such as the prohibition on repricing.

FEDERAL INCOME TAX CONSEQUENCES

The following is a very general description of some of the basic tax principles that apply to awards under the 2007 Plan. The grant of an option or stock appreciation right will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of a non-qualified option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price, or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss. Other awards under the plan, including stock appreciation rights, restricted stock, and RSUs generally will result in ordinary income to the participant at the later of the time of delivery of cash or shares or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered shares or other property.

Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid to each of certain executive officers to $1 million per year, but allows deductions in excess of this amount for "performance-based compensation" as defined under Section 162(m). The

Company intends that options and stock appreciation rights granted under the 2007 Plan will qualify as performance-based compensation under Section 162(m). The Company intends to make all or a portion of the future annual bonus awards to executive officers as cash performance awards under the plan that qualify for deductibility under Section 162(m). A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the plan will be fully deductible under all circumstances. In addition, other awards under the plan, such as restricted stock, RSUs and other stock-based awards, generally may not qualify, so that compensation paid to executive officers in connection with such awards may not be deductible.

This general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the plan. Different tax rules may apply to specific participants and transactions under the plan.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE CENVEO, INC. 2007 LONG-TERM EQUITY INCENTIVE PLAN.

                  EQUITY COMPENSATION PLAN INFORMATION

The following table shows shares reserved for issuance for outstanding awards granted under our equity compensation plans as of December 31, 2006. This table does not include the shares which will become issuable under the 2007 Long-Term Equity Incentive Plan upon its approval by shareholders.

------------------------------------------------------------------------------------------------------------------------
                                      NUMBER OF SECURITIES     WEIGHTED AVERAGE
                                       TO BE ISSUED UPON       EXERCISE PRICE OF     NUMBER OF SECURITIES REMAINING
                                    EXERCISE OF OUTSTANDING      OUTSTANDING       AVAILABLE FOR ISSUANCE UNDER EQUITY
                                       OPTIONS, WARRANTS       OPTIONS, WARRANTS      COMPENSATION PLANS (EXCLUDING
           PLAN CATEGORY                   AND RIGHTS             AND RIGHTS        SECURITIES REFLECTED IN COLUMN(a))
------------------------------------------------------------------------------------------------------------------------
 Equity compensation plans approved
 by stockholders                           3,933,930(1)             $14.71(2)                   712,670(3)
------------------------------------------------------------------------------------------------------------------------
 Equity compensation plans not
 approved by stockholders(4)                     n/a                   n/a                          n/a
------------------------------------------------------------------------------------------------------------------------
 Total                                     3,933,930                $14.71                      712,670
------------------------------------------------------------------------------------------------------------------------

(1) Includes 3,326,780 shares subject to outstanding stock options and 607,150 shares subject to outstanding RSU awards. The table does not include shares subject to restricted stock awards because such shares are already issued, although they are subject to forfeiture.
(2) The weighted average exercise price does not take outstanding RSU awards into account because such awards have no exercise price.
(3) These shares are available for issuance under our 2001 Long-Term Equity Incentive Plan. This plan, as approved by shareholders, provides that any unused shares authorized under prior plans (and shares that become available due to forfeitures of awards granted under such plans) are rolled over into the 2001 Plan. The 2001 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards. Of the shares available for grant under this plan as of December 31, 2006, no more than 1,250 are available for restricted stock awards and/or RSU awards.
(4) Does not include shares purchased under our employee stock purchase plan, which are purchased on the open market. The employees and directors participating in the plan pay the full market price for the shares. The Company does not reserve shares for this plan.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The following graph presents the cumulative total yearly shareholder return from investing $100 on December 31, 2001, in each of:

   * Cenveo's common stock,

   * Standard & Poor's 500 Index, which is a broad equity market index published by Standard & Poor's; and

   * Standard & Poor's 1500 Commercial Printing Index, which is an equity market index published by Standard & Poor's of companies that are in the same industry as Cenveo.

The amounts shown assume that any dividends were reinvested. Our common stock is listed on the New York Stock Exchange under the symbol "CVO."

Mr. Burton and his management team assumed control of Cenveo on September 12, 2005.

                                 [GRAPH]

                                                                YEARS ENDED DECEMBER 31
                                                --------------------------------------------------------
                                                 2001      2002      2003      2004      2005      2006
--------------------------------------------------------------------------------------------------------
Cenveo                                          100.00     60.98    112.44     75.61    320.98    517.07
S&P 500 Index                                   100.00     78.04    100.16    110.92    116.28    134.43
S&P 1500 Commercial Printing Index              100.00     85.45    106.89    130.29    126.34    139.72
--------------------------------------------------------------------------------------------------------

                            OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, executive officers and certain other shareholders are required to report their ownership of our common stock and any changes in that ownership to the Securities and Exchange Commission. To the best of our knowledge, all required filings in 2006 were made in a timely fashion, except that our director Leonard C. Green filed one late report (filed on September 14, 2006) relating to a purchase of 240 shares (purchased on August 31, 2006). Mr. Green's other 243,480 shares purchased in 2006 were timely reported. In making these statements, we have relied on the representations of the persons involved and on copies of their reports filed with the Commission.

FINANCIAL MATERIALS

SHAREHOLDERS MAY REQUEST FREE COPIES OF OUR FINANCIAL MATERIALS (ANNUAL REPORT, FORM 10-K AND PROXY STATEMENT) FROM CENVEO, INC., ONE CANTERBURY GREEN, 201 BROAD STREET, STAMFORD, CT 06901, ATTENTION: CORPORATE
SECRETARY. THESE MATERIALS MAY ALSO BE ACCESSED ON OUR WEB SITE AT www.cenveo.com.

SHAREHOLDER LIST

A list of registered shareholders on the record date for the annual meeting will be available for inspection from April 5, 2007 through the annual meeting at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004.

CONTACT THE BOARD

Shareholders may at any time direct questions to the independent directors of the Board by sending an e-mail to independentdirector@cenveo.com. All communications required by law or regulation to be relayed to the Board will be promptly delivered to our independent directors. The independent directors monitor these e-mail messages and facilitate an appropriate response.

Employees and others may confidentially or anonymously report potential violations of laws, rules, regulations or our code of business conduct and ethics, including questionable accounting or auditing practices, by calling our ethics and business conduct hotline at 1-800-513-4056 or via the internet at www.mysafeworkplace.com.

                          QUESTIONS AND ANSWERS

Q:        WHY AM I RECEIVING THESE MATERIALS?
A: Cenveo is providing these proxy materials to you and soliciting your vote in connection with its annual meeting of shareholders, which will take place on May 3, 2007. As a shareholder, you are invited to attend the meeting and may vote on the proposals described in this proxy statement.

Q:        WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?
A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and executive officers and certain other required information. Our 2006 Annual Report is also enclosed.

Q:        WHO MAY VOTE AT THE MEETING?
A: Only shareholders of record at the close of business on March 23, 2007 may vote at the meeting. As of the record date, 53,535,107 shares of Cenveo's common stock were issued and outstanding. Each shareholder is entitled to one vote for each share of common stock held on the record date.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
A: Most shareholders hold shares through a stockbroker, bank or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, which are summarized below:

          Shareholder of Record. If your shares are registered
          ---------------------
          directly in your name with our transfer agent, Computershare Trust Company, Inc., you are considered to be the SHAREHOLDER OF RECORD of those shares and

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
          these proxy materials are being sent directly to you by Cenveo. As the SHAREHOLDER OF RECORD, you have the right to vote by proxy or to vote in person at the meeting. In that case, we have enclosed a proxy card for you to use.

          Beneficial Owner. If your shares are held in a stock
          ----------------
          brokerage account or by a bank or other nominee, you are considered the BENEFICIAL OWNER of shares held IN STREET NAME, and these proxy materials are being forwarded to you by your broker or bank, which is considered to be the SHAREHOLDER OF RECORD of those shares. As the BENEFICIAL OWNER, you have the right to direct your broker how to vote and are also invited to attend the meeting. If you wish to vote these shares at the meeting, you must contact your bank or broker for instructions as to how to do so. Your broker or bank has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares for you.

Q:        WHAT MAY I VOTE ON AT THE MEETING?
A:        You may vote on the following three proposals:
          o to elect seven nominees to serve on Cenveo's board of directors for terms expiring at the next annual meeting,
          o to ratify the selection of Deloitte & Touche LLP as our independent auditors for 2007, and
          o    to approve the Company's 2007 Long-Term Equity Incentive
               Plan.

Q:        HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE?
A: The board recommends that you vote your shares FOR each of the seven listed director nominees, FOR the ratification of our independent auditors, and FOR approval of the 2007
          Long-Term Equity Incentive Plan.

Q:        HOW CAN I VOTE MY SHARES?
A:        You may vote either in person at the meeting or by proxy.
          Please refer to the instructions included on your proxy card to vote by proxy. If you hold your shares in street name through a bank, broker or other record holder, then you may vote by the methods your bank or broker makes available using the instructions the bank or broker has included with this proxy statement. These methods may include voting over the internet, by telephone or by mailing a voting instruction card.

Q:        HOW ARE VOTES COUNTED?
A: In the election of directors, you may vote FOR all of the director nominees or your vote may be WITHHELD with respect to one or more nominees. You may vote FOR, AGAINST or ABSTAIN on the proposal to ratify the auditors and the proposal to approve the 2007 Long-Term Equity Incentive Plan.

Q:        WHAT IS A "QUORUM", AND WHY IS IT NECESSARY?
A:        Conducting business at the annual meeting requires a quorum.
          For a quorum to exist, shareholders representing a majority of the outstanding shares entitled to vote must be present in person or represented by proxy. Under the Colorado Business Corporation Act, abstentions and broker non-votes are treated as present for purposes of determining whether a quorum exists. A broker non-vote occurs when a broker cannot exercise discretionary voting power and has not received instructions from the beneficial owner.

          In accordance with the rules of the New York Stock Exchange, brokers will be permitted to exercise discretionary authority in voting shares held in street name for the election of the nominees named in this proxy statement and for ratification of the selection of auditors. However, brokers will not be permitted to exercise discretionary authority with respect to approval of the 2007 Long-Term Equity Incentive Plan. If you fail to provide voting instructions to your broker with respect to this proposal, your shares will be broker non-votes.

Q:        WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL, AND HOW WILL
          VOTES BE COUNTED?
A: If a quorum is present, directors will be elected by a plurality of the votes cast. This means that the seven nominees receiving the highest number of votes will be elected as directors. Cenveo's articles of incorporation do not permit shareholders to cumulate their votes. Abstentions will have no effect on the vote for directors. There will be no broker non-votes.

          Each of the proposals other than the election of directors will be adopted if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will have no effect on the proposal.

Q:        CAN I CHANGE MY VOTE?
A:        You have the right to revoke your proxy at any time before the meeting by:
          o providing written notice to Cenveo's corporate secretary that you revoke your proxy,
          o    voting in person at the meeting, or

          o signing a later-dated proxy card and submitting it so that it is received before the meeting begins.

          Attending the meeting will not by itself revoke a proxy unless you specifically revoke your proxy in writing.

Q:        WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?
A: If your shares are registered differently and are held in more than one account, then you will receive more than one proxy card. Be sure to vote all of your accounts so that all of your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting ADP/Investor Communication Services at 51 Mercedes Way, Edgewood, New York 11717, phone (631) 274-8024.

Q:        HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?
A: We do not know of any business to be considered at the meeting other than election of seven directors, ratification of our independent auditors and approval of the 2007 Long-Term Equity Incentive Plan. If any other business is properly presented at the meeting, your proxy gives Sean S. Sullivan, our Chief Financial Officer, and Timothy M. Davis, our Senior Vice President, General Counsel and Secretary, authority to vote on these matters in their discretion.

Q:        WHO MAY ATTEND THE MEETING?
A: All shareholders who owned shares of our common stock on the record date, March 23, 2007, may attend the meeting. You may indicate on the enclosed proxy card if you plan to attend the meeting.

Q:        WHERE AND WHEN WILL I BE ABLE TO FIND THE RESULTS OF THE
          VOTING?
A:        The results of the voting will be announced at the meeting.
          We will also publish the final results in our quarterly report on Form 10-Q for the second quarter of 2007, which we will file with the Securities and Exchange Commission.

Q:        WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING
          DUE?
A: In order to be considered for inclusion in our proxy statement for the 2008 annual meeting a shareholder proposal must be received by our Corporate Secretary at our principal office by December 1, 2007. A shareholder of record may introduce a proposal to be voted on at our 2008 annual meeting that is not included in our proxy statement for that meeting. In order to do so, the shareholder must provide written notice of such intention that is received by our Corporate Secretary at our principal office no later than February 3, 2008. Such notice must include a brief description of the proposal desired to be introduced, the reason for it, and the proposing shareholder's interest in the matter; the proposing shareholder's name and address as they appear on the Company's books; the number of shares of common stock owned beneficially by the proposing shareholder and the date they were acquired; and a representation that the shareholder intends to appear at the annual meeting and present the proposal.

Q:        HOW CAN SHAREHOLDERS NOMINATE A CANDIDATE FOR DIRECTOR?
A: A shareholder of record may nominate a candidate for director by providing written notice to our Corporate Secretary at our principal office. If the nomination relates to an election to be held at our annual meeting, the notice must be received by our Corporate Secretary no later than 90 days before the anniversary date of the previous year's annual meeting, and if it relates to an election to be held at a special meeting, it must be received by the close of business on the tenth day after the day notice of the special meeting was first mailed or publicly disclosed. The notice must include all information about the proposed nominee required by SEC rules to be included in a proxy statement, the nominee's written consent to serve if elected, the nominating shareholder's name and address as they appear on the Company's books and the number of shares beneficially owned by the nominating shareholder.

Q: WHO WILL BEAR THE COST OF SOLICITING PROXIES FOR THE MEETING, AND HOW WILL THESE PROXIES BE SOLICITED?
A: We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials, including the charges and expenses of brokers, banks, nominees and other fiduciaries who forward proxy materials to their principals. Proxies may be solicited by mail, in person, by telephone or by electronic communication by our officers and employees, who will not receive any additional compensation for these solicitation activities.

                                                                    EXHIBIT A

                                CENVEO, INC.
                    2007 LONG-TERM EQUITY INCENTIVE PLAN

SECTION 1.  PURPOSE

This plan shall be known as the Cenveo, Inc. 2007 Long-Term Equity Incentive Plan (the "Plan"). The purpose of the Plan is to promote the interests of Cenveo, Inc. (the "Company") and its Subsidiaries and the Company's stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and any future Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of "performance-based compensation" under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

SECTION 2.  DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

       (a) "AFFILIATE" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity's outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

       (b) "AWARD" shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

       (c) "AWARD AGREEMENT" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

       (d)    "BOARD" shall mean the board of directors of the Company.

       (e) "CHANGE IN CONTROL" shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:

              (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term Person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any Subsidiary or (ii) the Company or any Subsidiary;

              (ii) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that if the election or nomination for election by the Company's stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange
                     Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph;

              (iii) Consummation of a merger, consolidation or reorganization involving the Company, unless,

                     (A) The stockholders of the Company immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding Voting Securities of the corporation (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                     (B) The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

                     (C) No Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of forty percent (40%) or more of the then outstanding Voting Securities) has Beneficial Ownership of forty percent (40%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities; or

              (iv)   Approval by the shareholders of the Company of:

                     (A) A complete liquidation or dissolution of the Company; or

                     (B) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

       Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

       (f) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code shall include all regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

       (g) "COMMITTEE" shall mean a committee of the Board composed entirely of Non-Employee Directors, each of whom shall in addition satisfy the requirements to qualify as a "non-employee director" for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder and an "outside director" for purposes of Section 162(m).

       (h) "CONSULTANT" shall mean any consultant to the Company or its Subsidiaries or Affiliates.

       (i)    "DIRECTOR" shall mean a member of the Board.

       (j) "EMPLOYEE" shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

       (k) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

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

       (l)    "FAIR MARKET VALUE" with respect to the Shares, shall mean,
              (1) for all purposes other than a sale of the Shares on the open market, (i) the closing sales price of the Shares on the New York Stock Exchange, or any other exchange or market which is the primary trading market for the Shares, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion; and (2) for purposes of a sale of a Share on the open market as of any date, the actual sales price on that date.

       (m) "INCENTIVE STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is both designated as an Incentive Stock Option and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

       (n) "NON-QUALIFIED STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan which either is designated as a Non-Qualified Stock Option or does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

       (o) "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

       (p) "OPTION" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

       (q) "OPTION PRICE" shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

       (r)    "OTHER STOCK-BASED AWARD" shall mean any Award granted under
              Section 9 of the Plan.

       (s) "PARTICIPANT" shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

       (t) "PERFORMANCE AWARD" shall mean any Award granted under Section 8 of the Plan.

       (u) "PERSON" shall mean any individual, corporation, partnership, limited liability company, associate, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

       (v) "RESTRICTED SHARE" shall mean any Share granted under Section 7 of the Plan.

       (w) "RESTRICTED SHARE UNIT" or "RSU" shall mean any unit granted under Section 7 of the Plan.

       (x) "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

       (y) "SECTION 16" shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

       (z)    "SECTION 162(m)" shall mean Section 162(m) of the Code.

       (aa)   "SECTION 409A" shall mean Section 409A of the Code.

       (bb) "SHARES" shall mean shares of the common stock, $0.01 par value, of the Company.

       (cc) "STOCK APPRECIATION RIGHT" or "SAR" shall mean a stock appreciation right granted under Section 6 of the Plan that entitles the holder to receive, with respect to each Share as to which the award is granted, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share as to which the award is granted, the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of grant.

       (dd) "SUBSIDIARY" shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

       (ee) "SUBSTITUTE AWARDS" shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

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

SECTION 3.  ADMINISTRATION

3.1  Authority of Committee. The Plan shall be administered by the
     ----------------------
Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Non-Employee Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant (which may include tandem awards, pursuant to which a Participant may receive the benefit of one Award only to the extent he or she relinquishes the tandem Award); (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised (subject to any limitations imposed by Section 409A); (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2 and after taking Section 409A into consideration, amend or modify the terms of any Award at or after grant (with the consent of the holder of the Award to the extent required by Section 14.2); (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14.1 hereunder to amend or terminate the Plan.

3.2  Committee Discretion Binding. Unless otherwise expressly provided in
     ----------------------------
the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

3.3  Action by the Committee. The Committee shall hold its meetings at
     -----------------------
such times and places and in such manner as it may determine. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

3.4  Delegation. Subject to the terms of the Plan and applicable law, the
     ----------
Committee may delegate to a committee of two or more officers or managers of the Company or of any Subsidiary or Affiliate the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

3.5  No Liability. No member of the Board or Committee or any officer or
     ------------
employee of the Company to whom they have delegated authority under the Plan shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder, and the Company shall indemnify such individuals, to the fullest extent permitted by law, in respect of any such action or determination made in good faith.

SECTION 4.  SHARES AVAILABLE FOR AWARDS

4.1  Shares Available. Subject to the provisions of Section 4.2 hereof,
     ----------------
the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 2 million Shares plus any unused Shares authorized for Awards under the Cenveo, Inc. 2001 Long-Term Equity Incentive Plan (the "2001 Plan") (including unused Shares authorized under prior plans which were rolled into the 2001 Plan). Of the Shares available for Awards under this Plan, no more than 1,500,000 Shares (plus any unused Shares previously authorized for restricted share or RSU awards under prior plans) shall be granted as Restricted Shares or issued with respect to Restricted Share Units or other full value share awards. No more than 500,000 Shares shall be issued with respect to Incentive Stock Options. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which stock options or other awards granted under the Mail-Well, Inc. 1994 Stock Option Plan, Mail-Well, Inc. 1996 Directors Stock Option Plan, Mail-Well, Inc. 1997 Non-Qualified
Stock Option Plan, Mail-Well, Inc. 1998 Stock Option Plan, and the 2001 Plan were outstanding as of the effective date of this Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or canceled without the delivery of Shares under the terms of such plans after the effective date of this Plan.

If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that withholding tax liabilities arising from any Award other than Options or SARs are satisfied by the withholding of Shares from such Award, the number of Shares available for Awards under the Plan shall be increased by the number of Shares withheld.

Notwithstanding the foregoing and subject to adjustment as provided in
Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that relate to more than 750,000 Shares.

4.2  Adjustments. In the event that the Committee determines that any
     -----------
dividend or other distribution (whether in the form of cash, Shares, other securities, or other property) recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate in order to prevent dilution or enlargement of benefits under the Plan, then the Committee shall, in such manner as it may deem equitable and taking Section 409A into account (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

4.3  Substitute Awards. Any Shares issued by the Company as Substitute
     -----------------
Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation or company with which the Company combines shall not reduce the Shares available for Awards under the Plan.

4.4  Sources of Shares Deliverable Under Awards. Any Shares delivered
     ------------------------------------------
pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares that have been reacquired by the Company.

SECTION 5.  ELIGIBILITY

Any Employee, Director or Consultant shall be eligible to be granted Awards under the Plan; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 10.

SECTION 6.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.1  Grant. Subject to the provisions of the Plan, the Committee shall
     -----
have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the Option exercise price or SAR base price and the conditions and limitations applicable to the exercise of each Option and SAR. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options, in each case with or without tandem SARs. In the case of Incentive Stock Options or tandem SARs related to such Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine;

provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all incentive stock options are exercisable for the first time by an Employee during any calendar year (under all plans described in Section 422(d) of the Code of the Company and its Subsidiaries) exceeds $100,000 (or such higher amount as is permitted in the future under Section 422(d) of the Code) such Options shall be Non-Qualified Stock Options.

6.2  Price. The Committee in its sole discretion shall establish the
     -----
Option Price at the time each Option is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 and Section 14 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the canceled Options. Except with respect to Substitute Awards, SARs may not be granted with a base price less than the Fair Market Value of a Share on the date of grant.

6.3  Term. Subject to the provisions of Section 6.6, each Option and SAR
     ----
and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or SAR shall be exercisable after the expiration of seven (7) years from the date such Option or SAR was granted.

6.4  Exercise.
     --------

       (a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.6 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine. Notwithstanding the foregoing, an Option or SAR may not be exercisable faster than in equal installments over three (3) years after grant (for time-based vesting) or prior to one (1) year after grant (for performance-based vesting), except (i) pursuant to a Change in Control, (ii) for Awards to Non-Employee Directors, and (iii) as provided in Section 12.

       (b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

       (c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised, together with any applicable withholding taxes (unless the Committee has approved an alternative manner of satisfying the withholding requirements). A tandem SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value of a Share exceeds the Option Price of the related Option. The exercise of either an Option or tandem SAR shall result in the termination of the other to the extent of the number of Shares with respect to which either the Option or tandem SAR is exercised.

       (d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee and subject to applicable securities laws, (i) in whole Shares valued at the Fair Market Value of such Shares on the date of exercise, (ii) by a combination of such cash (or cash equivalents) and such Shares, (iii) by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes, or (iv) by any other exercise method (including attestation of shares) approved by the Committee. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

       (e) At the Committee's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares, or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.5  [Reserved].

6.6  Ten Percent Stock Rule. Notwithstanding any other provisions in the
     ----------------------
Plan, if at the time an Option or SAR is otherwise to be granted pursuant to the Plan the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option or tandem SAR to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than 110% of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

SECTION 7.  RESTRICTED SHARES AND RESTRICTED SHARE UNITS

7.1  Grant.
     -----

       (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

       (b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. The Award Agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The restrictions shall lapse no sooner than in equal installments over a period of at least three (3) years from the date of grant (for time-based vesting) or one (1) year from the date of grant for performance-based vesting, except (i) pursuant to a Change in Control, (ii) for Awards to Non-Employee Directors, and (iii) as provided in Section 12. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. Subject to the foregoing provisions of this Section 7.1(b), the Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards except that the Committee may not waive restrictions with respect to awards intended to qualify under Section 162(m) if such waiver would cause the award to fail to qualify as "performance-based" under Section 162(m).

7.2  Delivery of Shares and Transfer Restrictions. At the time of a
     --------------------------------------------
Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. Except as provided by the Committee pursuant to Section 15.9, the grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met; and (iv) the grantee's right to dividends shall be subject to the Committee's discretion under Section
15.2 hereof. Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

7.3  Termination of Restrictions. At the end of the restricted period and
     ---------------------------
provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant's beneficiary or estate, as the case may be.

7.4  Payment of Restricted Share Units. Each Restricted Share Unit shall
     ---------------------------------
have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. A Participant shall be credited with dividend equivalents on any vested Restricted Share Units credited to the Participant's account at the time of any payment of dividends to stockholders on Shares. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a stockholder in respect of a number of Shares equal to the number of vested Restricted Share Units then credited to the Participant. Any such dividend equivalents shall be credited to the Participant's account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Share Units (which shall be immediately vested) based upon the Fair Market Value of a Share on the date of such crediting. The grantee's right to dividend equivalents in respect of Restricted Share Units that are not yet vested shall be subject to the Committee's discretion under Section 15.2 hereof. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

SECTION 8.  PERFORMANCE AWARDS

8.1  Grant. The Committee shall have sole and complete authority to
     -----
determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, (which may be annual performance periods) and (iii) payable at such time and in such form as the Committee shall determine. All Performance Awards shall be subject to the terms and provisions of Section 11 hereof, and may be in the form of cash, Options, SARs, Restricted Shares, RSUs, or Other Stock-Based Awards.

8.2  Terms and Conditions. Subject to the terms of the Plan and any
     --------------------
applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

8.3  Payment of Performance Awards. Performance Awards may be paid in a
     -----------------------------
lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Except as provided by the Committee, termination of employment prior to the end of any performance period, other than for reasons of death or disability, will result in the forfeiture of the Performance Award, and no payments will be made. A Participant's rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

SECTION 9.  OTHER STOCK-BASED AWARDS

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6, 7 and 8 above and
(ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 10.  DIRECTOR AWARDS

10.1  Awards to Non-Employee Directors. The Board may provide that all or
      --------------------------------
a portion of a Non-Employee Director's annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, SARs, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director's service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2  Awards in lieu of Cash Stipends. Notwithstanding any minimum
      -------------------------------
vesting or restricted periods for Awards, grants of SARs, Restricted Shares and RSUs to Directors shall have no minimum vesting period or restrictive period, and shall vest as may be determined in the sole discretion of the Board.

SECTION 11.  PROVISIONS APPLICABLE TO PERFORMANCE AWARDS

11.1 Notwithstanding anything in the Plan to the contrary, Performance Awards shall be subject to the terms and provisions of this Section 11.

11.2 The Committee may grant Performance Awards which are intended to qualify as "performance-based compensation" under Section 162(m), whose grant or vesting is based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this
Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit or division financial performance measures:

      (a) earnings before interest, taxes, depreciation and/or amortization;
      (b)   operating income or profit;
      (c)   operating efficiencies;
      (d) return on equity, assets, capital, capital employed, or investment;
      (e)   after tax operating income;
      (f)   net income;
      (g)   earnings or book value per Share;
      (h)   cash flow(s);
      (i)   total sales or revenues or sales or revenues per employee;
      (j)   production (separate work units or SWU's);
      (k)   stock price or total shareholder return;
      (l)   dividends; or
      (m) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or Shares outstanding, or to assets or net assets.

11.3 With respect to any Participant, the maximum annual number of Shares in respect of which all Share-denominated Performance Awards may be granted under Section 8 of the Plan is 150,000 and the maximum annual amount of any cash-denominated Performance Award is $5,000,000. These limits are in addition to the annual limits on Option/SAR grants set forth in Section 4.1.

11.4 To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Participant for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Participants for such performance period. In determining the amount earned by a Participant for a given performance period, unless otherwise provided in any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

SECTION 12.  TERMINATION OF EMPLOYMENT

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon the Company's termination of a Participant's employment with the Company, its Subsidiaries and Affiliates without cause, a Participant's termination of employment for good reason, or by reason of death, disability or retirement, and may provide such terms and conditions in the Award Agreement or by amendment thereto or in such rules and regulations as it may prescribe.

SECTION 13.  CHANGE IN CONTROL

Upon a Change in Control, all outstanding Awards shall vest, become immediately exercisable or payable and have all restrictions lifted. Notwithstanding the foregoing, if payment is not permitted under Section 409A, such payment shall be made at the earliest date permitted under
Section 409A.

SECTION 14.  AMENDMENT AND TERMINATION

14.1  Amendments to the Plan. The Board may amend, alter, suspend,
      ----------------------
discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax, stock exchange, or other regulatory requirement with which the Board deems it necessary or desirable to comply; provided that any such waiver, amendment, alteration, suspension, discontinuance or termination that would materially adversely affect the rights of any Participants, or any holder or beneficiary, under any Award theretofore granted, shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary. Notwithstanding the foregoing, the Board reserves the right to amend the Plan without stockholder or Participant consent to the extent the Board determines that such amendment is necessary or desirable in order to comply with Section 409A.

14.2  Amendments to Awards. Subject to the restrictions of Section 6.2,
      --------------------
the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially adversely affect the rights of any Participants, or any holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary. Notwithstanding the foregoing, the Committee reserves the right to amend any Award without Participant consent to the extent the Committee determines that such amendment is necessary or desirable in order to comply with Section 409A.

14.3  Adjustments of Awards Upon the Occurrence of Certain Unusual or
      ---------------------------------------------------------------
Nonrecurring Events. The Committee is hereby authorized to make
-------------------
adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. In addition, prior to a merger or other corporate transaction the Committee may require that all outstanding Options and/or SARs be exercised within a period of at least ten business days prior to such transaction, and that any Options and/or SARs not exercised within such period shall be forfeited.

SECTION 15.  GENERAL PROVISIONS

15.1  Limited Transferability of Awards. Except as otherwise provided in
      ---------------------------------
the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

15.2  Dividends and Dividend Equivalents. Except as provided in Section
      ----------------------------------
7.4 with respect to vested RSUs, in the sole and complete discretion of the Committee, an Award other than Options or SARs may provide the Participant with dividends or dividend equivalents, which may be payable in cash, Shares, other securities or other property on a current or deferred basis. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest, be reinvested into additional Shares or RSUs, or be credited as additional Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to the underlying Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Awards.

15.3  No Rights to Awards. No Person shall have any claim to be granted
      -------------------
any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.4  Share Restrictions. All Shares or other securities of the Company
      ------------------
or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any certificates for such Shares or other securities to make appropriate reference to such restrictions.

15.5  Share Certificates. All provisions under this Plan calling for the
      ------------------
delivery of Share certificates may be satisfied by recording the respective person as the owner of the Shares on the books of the Company, if permitted by applicable law.

15.6  Withholding. A Participant may be required to pay to the Company or
      -----------
any Subsidiary or Affiliate, and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise or vesting, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

15.7  Award Agreements. Each Award hereunder shall be evidenced by an
      ----------------
Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

15.8  Tax Treatment. Although the Company may endeavor to qualify an
      -------------
Award for favorable tax treatment or to avoid unfavorable tax treatment, the Company makes no representation that the desired tax treatment will be available and expressly disclaims any liability for the failure to maintain favorable or avoid unfavorable tax treatment.

15.9  No Limit on Other Compensation Arrangements. Nothing contained in
      -------------------------------------------
the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, SARs, restricted shares, restricted share units, other stock-based awards or other types of Awards provided for hereunder.

15.10  No Right to Employment. The grant of an Award shall not be
       ----------------------
construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.11  No Rights as Stockholder. Subject to the provisions of the Plan
       ------------------------
and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

15.12  Governing Law. The validity, construction and effect of the Plan
       -------------
and any rules and regulations relating to the Plan and any Award
Agreement shall be determined in accordance with the laws of the State of Colorado without giving effect to conflicts of laws principles.

15.13  Severability. If any provision of the Plan or any Award is, or
       ------------
becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.14  Other Laws. The Committee may refuse to issue or transfer any
       ----------
Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.

15.15  No Trust or Fund Created. Neither the Plan nor any Award shall
       ------------------------
create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.16  No Fractional Shares. No fractional Shares shall be issued or
       --------------------
delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.17  Headings. Headings are given to the sections and subsections of
       --------
the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 16.  TERM OF THE PLAN

16.1  Effective Date. The Plan shall be effective as of February 22,
      --------------
2007, the date it was approved by the Board, subject to approval by the Company's stockholders at the 2007 annual meeting.

16.2  Expiration Date. No new Awards shall be granted under the Plan
      ---------------
after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

No award intended to qualify as performance-based compensation under
Section 162(m) shall be granted after the Company's annual meeting held in 2012 unless the material terms of the performance goals (as defined in Section 162(m)) have been reapproved by the Company's stockholders within the five years prior to such grant.

[Cenveo logo]                     VOTE BY INTERNET - www.proxyvote.com
c/o COMPUTERSHARE TRUST COMPANY   Use the Internet to transmit your voting
350 INDIANA STREET                instructions and for electronic delivery
SUITE 800                         of information up until 11:59 P.M.
GOLDEN, CO 80401                  Eastern Time the day before the cut-off
                                  date or meeting date. Have your proxy
                                  card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

                                  VOTE BY PHONE - 1-800-690-6903
                                  Use any touch-tone telephone to transmit your voting instructions up until
                                  11:59 P.M. Eastern Time the day before
                                  the cut-off date or meeting date.
                                  Have your proxy card in hand when you
                                  call and then follow the instructions.

                                  VOTE BY MAIL
                                  Mark, sign and date your proxy card and
                                  return it in the postage-paid envelope we have provided or return it to Cenveo, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.






TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                  CENVI1    KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------
                                           DETACH AND RETURN THIS PORTION ONLY
            THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
==============================================================================
CENVEO, INC.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE
  FOR ALL LISTED NOMINEES

  VOTE ON DIRECTORS

  1. Election of seven directors
     NOMINEES:

     01) Robert G. Burton, Sr.   05) Robert T. Kittel
     02) Patrice M. Daniels      06) Robert B. Obernier
     03) Leonard C. Green        07) Thomas W. Oliva
     04) Mark J. Griffin

     FOR   WITHHOLD   FOR ALL
     ALL   FOR ALL    EXCEPT

     / /     / /       / /

     To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.


     ------------------------------------------------



  2. Proposal to ratify the selection of Deloitte
     & Touche LLP as the corporation's independent      FOR   AGAINST  ABSTAIN
     auditors for the fiscal year ending December
     31, 2007.                                          / /     / /      / /


  3. Approval of Cenveo, Inc. 2007 Long-Term           FOR   AGAINST  ABSTAIN
     Equity Incentive Plan.
                                                       / /     / /      / /


         The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each named director nominee and FOR Proposals 2 and 3 and in accordance with their discretion on such other matters as may properly come before the meeting.

  PLEASE MARK, DATE AND SIGN THIS PROXY ON THIS SIDE

  (Signature(s) should conform to names as
  registered. For jointly owned shares, each
  owner should sign. When signing as attorney,
  executor, administrator, trustee, guardian
  or officer of a corporation, please give
  full title).
                                                          YES     NO

  Please indicate if you plan to attend this meeting.     / /    / /



  ---------------------------------- ------    -------------------------- ------

  ---------------------------------- ------    -------------------------- ------
  Signature [PLEASE SIGN WITHIN BOX]  Date     Signature (Joint Owners)    Date

===============================================================================

-------------------------------------------------------------------------------

===============================================================================

REVOCABLE PROXY
  CENVEO, INC.


                  SOLICITED BY THE BOARD OF DIRECTORS FOR
               ANNUAL MEETING OF SHAREHOLDERS, MAY 3, 2007

         The undersigned, revoking any proxy heretofore given, hereby appoints, as proxies for the undersigned, SEAN S. SULLIVAN and TIMOTHY DAVIS, or either of them, with full power of substitution, to vote all shares of the capital stock of CENVEO, INC., a Colorado corporation (hereinafter, the "corporation"), that the undersigned is entitled to vote at the corporation's annual meeting of shareholders to be held on Thursday, May 3, 2007, at 12:00 p.m., Eastern time, at the Four Seasons Hotel, 57 West 57th Street, New York, New York 10022, receipt of notice of which meeting and the proxy statement accompanying the same being hereby acknowledged by the undersigned, and at any adjournments or postponements thereof, upon the matters described in the notice of meeting and proxy statement and upon such other business as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

         Each properly executed proxy will be voted in accordance with the specifications made on the reverse side of this card and in the discretion of the proxies on any other matter that may come before the meeting. Where no choice is specified, this proxy will be voted FOR all listed nominees to serve as directors and FOR Proposals 2 and 3.



          PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE



===============================================================================

                                   APPENDIX


     Page 29 of the proxy statement contains a Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.